UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Assurant, Inc.
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2018 PROXY STATEMENT
AND NOTICE OF ANNUAL
MEETING OF STOCKHOLDERS

March 27, 2018
Dear Fellow Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of Assurant, Inc. The meeting will be held on May 10, 2018 at 9:00 a.m. at the Millenium Hilton, 55 Church Street, New York, New York 10007. We hope you attend the Annual Meeting but, whether or not you plan to attend, we encourage you to complete your proxy card or broker instruction form instructing the proxies how to vote your shares.
At last year’s annual meeting of stockholders, our advisory “say on pay” proposal received approval of approximately 95% of the vote. We attribute this support to the alignment of our compensation programs with the interests of our stockholders. In 2017, we continued our regular investor outreach program to hear our investor’s thoughts about executive compensation and corporate governance issues. We look forward to continuing this important dialogue with our investors in 2018.
As a member of the Board of Directors, I am pleased to report to you that our well-qualified and diverse group of directors brings a balanced mix of executive leadership, industry, boardroom, financial and operating experience to Assurant. Our highly experienced directors provide critical insights on important issues facing our business today, always with a focus on maximizing stockholder value and adhering to Assurant’s bedrock principles concerning ethics, compliance and respect for every employee in the Company.
At the Annual Meeting, stockholders are being asked to elect directors; ratify the appointment of the Company’s auditors; and cast an advisory say-on-pay vote approving the compensation of the Company’s named executive officers for 2017.
We ask that you please give these materials your prompt attention. Your vote is important.
On behalf of the Board of Directors, I thank you for your continued interest and support.

Sincerely,

Alan B. Colberg
President, Chief Executive Officer and Director
Assurant, Inc.

Assurant, Inc.
28 Liberty Street
41st Floor
New York, New York 10005
__________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME:	May 10, 2018, 9:00 a.m.

LOCATION:	Millenium Hilton, 55 Church Street, New York, New York 10007

PURPOSE OF THE
MEETING:	To elect each of our directors standing for re-election to our Board of Directors to serve until the 2019 Annual Meeting of Stockholders;

To ratify the appointment of PricewaterhouseCoopers LLP as Assurant’s Independent Registered Public Accounting Firm for the year ending December 31, 2018;

To cast an advisory say-on-pay vote approving the compensation of the Company’s named executive officers for 2017; and

To transact such other business as may properly come before the meeting or any adjournment thereof.

RECORD DATE:	Stockholders of record at the close of business on March 16, 2018 are entitled to receive this notice and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting.
A list of those stockholders will be available for inspection at the offices of Assurant beginning at least ten days before the Annual Meeting.

PROXY VOTING:
Whether or not you plan to attend the Annual Meeting, we hope that you will read this proxy statement and submit your vote by telephone, via the Internet, or by requesting a printed copy of the proxy materials and completing, signing and returning the proxy card as instructed.

VOTE BY INTERNET – www.proxy.vote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 9, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 9, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Pursuant to the “Notice and Access” rule of the U.S. Securities and Exchange Commission (the “SEC”), stockholders may choose to access our proxy materials via the Internet or may request printed copies of such materials. Electronic delivery allows us to conserve natural resources and reduces the costs of printing and distributing the proxy materials. On or about March 27, 2018, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders informing them that our proxy statement, 2017 annual report to stockholders and voting instructions are available on the Internet as of such date.
If you plan to attend the Annual Meeting, please notify the Chief Legal Officer and Secretary at Assurant, Inc., 28 Liberty Street, 41st Floor, New York, New York 10005, so that we can make appropriate arrangements. Please bring a government-issued photo identification and, if you hold your shares through a bank, broker or other nominee, a legal proxy, which will allow you to attend the Annual Meeting and vote in person. In addition, if you are representing an organization that is a stockholder, you must bring evidence of your authority to represent that organization at the Annual Meeting.
Thank you for your interest in and consideration of the proposals listed above.

By Order of the Board of Directors,

Carey S. Roberts
Executive Vice President
Chief Legal Officer and Secretary
March 27, 2018
The Assurant Proxy Statement and Annual Report are available at
www.proxyvote.com
You will need your 12-digit control number, listed on the Notice, to access these materials and to vote.
EACH VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE PROMPTLY SUBMIT YOUR VOTE BY TELEPHONE, INTERNET OR MAIL AS EXPLAINED ABOVE.

Table of Contents	Summary Information

SUMMARY INFORMATION
Provided below is a summary of certain information contained in this proxy statement. Before casting your vote, please refer to the complete proxy statement and the 2017 annual report to stockholders.
MATTERS TO BE VOTED ON

Proposals	Board Recommendation	Page
Election of 12 Director Nominees	FOR	3
Ratification of Appointment of PricewaterhouseCoopers LLP as Assurant’s Independent Registered Public Accounting Firm for 2018	FOR	11
Advisory Approval of 2017 Compensation of Named Executive Officers	FOR	12
BUSINESS HIGHLIGHTS
Overview. Assurant, Inc. (the "Company") is a global provider of risk management solutions in the housing and lifestyle markets, protecting where people live and the goods they buy. Assurant operates in North America, Latin America, Europe and Asia through three operating segments: Global Housing, Global Lifestyle and Global Preneed.
Transformation. In 2017, Assurant completed the execution of its multi-year transformation which included refocusing its portfolio of businesses and realigning to a global operating model. Overall, considerable progress was made advancing our position as a leading provider of risk management solutions in the Housing and Lifestyle markets.
In October 2017, we announced our agreement to acquire The Warranty Group, a premier provider of extended service contracts, for $2.5 billion from TPG Capital. In January 2018, we amended the transaction structure. The proposed acquisition will help enhance our position as a leading lifestyle provider with significant operating synergies and is expected to deepen our footprint in the U.S., specifically within the vehicle protection business, and in key international markets through various product offerings. The transaction is expected to close in the second quarter of 2018, subject to the receipt of regulatory approvals and other customary closing conditions. Integration planning between both companies has been ongoing and will continue until the transaction closes.
We also continue to manage our capital prudently. In the fourth quarter, the Company fulfilled its two-year commitment to return $1.5 billion to shareholders by the end of 2017. The goal was intended to return the proceeds from the 2016 sale of our Assurant Employee Benefits business and dividends from the completion of the runoff of our Assurant Health business to shareholders through share repurchases and common stock dividends.
In addition, the Company continues to focus on expense management through the refinement of the global organizational structure for its business operations and key support functions. We have identified savings opportunities to fund technology enhancements that support our businesses.
In summary, we believe 2017 was a pivotal year in strengthening the Company for the future and sets us up well for long-term profitable growth.

Table of Contents	Summary Information

2017 Financial Highlights[1]
●	Total net earned premiums, fees and other income from the Global Housing, Global Lifestyle and Global Preneed segments totaled $5.75 billion
●	Fees and other income from the Global Housing, Global Lifestyle and Global Preneed segments were $1.35 billion
●	Net Income of $519.6 million and Net Operating Income, excluding reportable catastrophe losses, of $412.5 million
●	Net Income per diluted share of $9.39 and Net Operating Income per diluted share, excluding reportable catastrophe losses, of $7.46
●	12.4% GAAP return on equity and 10.4% operating return on equity, excluding AOCI and reportable catastrophe losses
●	Total stockholder return was 11.0%[2]

[1] Certain measures are non-GAAP. A reconciliation of these non-GAAP measures to their most comparable GAAP measures can be found in Appendix A hereto.
[2] Total stockholder return based on stock price plus reinvestment of dividends. See “Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities—Stock Performance Graph” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Disciplined Capital Management
In 2017, Assurant:
●	Returned approximately $510 million to stockholders through share repurchases and common stock dividends
●	Repurchased shares for $389.5 million
●	Increased the quarterly dividend in November by approximately 5.6% to $0.56
●	Invested approximately $141 million in acquisitions and minority investments
●	Ended 2017 with $540 million of holding company capital and $290 million of deployable capital
COMPENSATION HIGHLIGHTS
Assurant’s executive compensation programs are aligned with the Company’s strategic and financial objectives. As explained in detail below, a large portion of the Company’s executive compensation is tied to the Company’s financial performance and stock price performance. Highlights of the Company’s 2017 executive compensation programs include:

Pay for Performance Commitment
●	Significant portion of executive short- and long-term compensation tied to the Company’s overall performance and to the growth of businesses targeted for profitable growth long-term
●	Above-target compensation paid if the Company delivers above-target performance
●
For executive officers in 2017, the performance stock unit (“PSU”) component of the Company’s long-term incentive award represented 75% of their long-term incentive compensation opportunity and the restricted stock unit (“RSU”) component represented 25%

●
PSUs were granted in 2017 on the basis of the Company’s performance with regard to two metrics over a three year performance period: (i) total stockholder return (TSR) relative to the S&P 500 Index and (ii) Net Operating Income per diluted share, excluding reportable catastrophe losses

Stringent Executive Compensation Governance
●	Maximum payout caps for annual incentive compensation; limited to 200% of each NEO’s target opportunity
●	No dividend equivalents on unvested PSUs
●	Robust stock ownership guidelines for executive officers and directors
●	Clawback policy applicable to current and former executive officers in the event of financial statement restatement
●	NEO change of control agreements are “double trigger” and do not provide for excise tax gross-ups

Table of Contents	Summary Information

Shareholder Approval of New Equity Plan
●	New equity plan approved by shareholders in May 2017 eliminates single trigger change of control vesting
●	No discounted stock options or stock appreciation rights ("SARs")
●	Contains a prohibition on stock option and SAR repricing
●	No tax gross-ups
●	No liberal share recycling on stock options and SARs
●	Awards are subject to both minimum vesting requirements and the Company's claw back policy
Support for Executive Compensation
●	In 2017, we again received strong support for our executive compensation programs, with approximately 95% of votes cast approving our advisory say-on-pay resolution
CORPORATE GOVERNANCE HIGHLIGHTS
Assurant is committed to strong corporate governance practices. Certain highlights include:

✓	Independent Board Chair	✓	Appropriate mix of director diversity and tenure; added two new female directors in 2017
✓	Annual election of all directors	✓	Regular outreach to investors
✓	Proactive adoption of proxy access	✓	Clawback policy
✓	Majority voting standard for uncontested director elections	✓	No stockholder rights plan
✓	No supermajority voting provisions	✓	Officers and directors prohibited from hedging and pledging Company securities
✓	Annual Board and committee self-evaluations	✓	Policy against corporate independent political expenditures
✓	100% independent Board committees	✓	Will add two new directors in 2018 upon the closing of the The Warranty Group acquisition

i

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ASSURANT, INC.
28 Liberty Street
41st Floor
New York, New York 10005
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 10, 2018
This proxy statement is furnished to stockholders of Assurant, Inc. (“Assurant” or the “Company”) in connection with the solicitation by the Board of Directors of Assurant (the “Board”) of proxies to be voted at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Millenium Hilton, 55 Church Street, New York, New York 10007 on May 10, 2018 at 9:00 a.m., or at any adjournment or postponement thereof.
The SEC rules allow us to use a “Notice and Access” model to make our proxy statement and other Annual Meeting materials available to you. On or about March 27, 2018, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to certain of our stockholders advising them that our proxy statement, 2017 annual report to stockholders and voting instructions can be accessed via the Internet upon the commencement of such mailing. You may then access these materials and vote your shares via the Internet or by telephone or you may request that a printed copy of the proxy materials be sent to you. You will not receive a printed copy of the proxy materials unless you request one in the manner described in the Notice. Using the Notice allows us to conserve natural resources and reduces the costs of printing and distributing the proxy materials, while providing our stockholders with convenient access to the proxy materials via the Internet.
We have adopted a procedure, approved by the SEC, called "householding" whereby stockholders of record who have the same address and last name and receive hard copies of the annual report and proxy statement will receive only one set of materials per household. However, if any stockholder who agreed to householding wishes to receive a separate annual report or proxy statement for 2018 or in the future, he or she may telephone toll-free 1-866-540-7095 or write to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Stockholders sharing an address who wish to receive a single set of reports may do so by contacting their banks or brokers, if they are beneficial holders, or by contacting Broadridge at the address set forth above if they are record holders.
The solicitation of proxies for the Annual Meeting is being made by telephone, Internet and mail. Proxies may be solicited on behalf of the Company by its officers, directors or employees by telephone, in person or by other electronic means without additional compensation. We have retained Morrow Sodali LLC, 470 West Ave., Stamford, Connecticut 06902, to assist with the solicitation of proxies for an estimated fee of $12,000 plus reimbursement of expenses. We will bear the cost of the solicitation of proxies, including postage, printing and handling, and will reimburse brokerage firms and other record holders of shares beneficially owned by others for their reasonable expenses incurred in forwarding solicitation material to beneficial owners of shares.
Any stockholder of record may revoke his or her proxy at any time before it is voted by delivering a signed proxy or other written notice of revocation, which is dated later than initially voted proxy to the Corporate Secretary of Assurant. Any record holder of shares present at the Annual Meeting may also withdraw his or her proxy and vote in person on each matter brought before the Annual Meeting. All shares represented by properly signed and returned proxies in the accompanying form or those submitted by Internet or telephone, unless revoked, will be voted in accordance with the instructions given thereon. A properly executed proxy without specific voting instructions will be voted as recommended by the Board: FOR each director nominee; and FOR Proposals Two and Three, each as described in this proxy statement.
Any stockholder whose shares are held through a broker, bank or other nominee (shares held in street name) will receive instructions from the broker, bank or nominee that must be followed in order to have his or her shares voted. Such stockholders wishing to vote in person at the meeting must obtain a legal proxy from their broker, bank or other nominee and bring it to the meeting.

Only stockholders of record at the close of business on March 16, 2018, the record date for the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof. As of the close of business on that date, 52,542,347 shares of our common stock, par value $0.01 per share (the

“Common Stock”), were outstanding. Stockholders will each be entitled to one vote per share of Common Stock held.
Votes cast in person or by proxy at the Annual Meeting will be tabulated by the inspector of elections appointed for the meeting. Pursuant to Assurant’s by-laws and the Delaware General Corporation Law (the “DGCL”), the presence of the holders of shares representing a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, whether in person or by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Under the DGCL, abstentions and “broker non-votes” will be treated as present for purposes of determining the presence of a quorum. Broker non-votes are proxies from brokers or nominees as to which such persons have not received instructions from the beneficial owners or other persons entitled to vote with respect to a matter on which the brokers or nominees do not have the discretionary power to vote.
For Proposal One, to be elected as a director, a nominee must receive the support of a majority of the votes cast, meaning that the number of votes cast “for” a director’s election must exceed the number of votes cast “against” that director’s election. Any incumbent director who is not elected by a majority of the votes cast must promptly tender his or her resignation. The Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) will consider the matter, taking into account all relevant factors, and recommend to the Board whether to accept or reject the tendered resignation or to take other action. The Board, excluding the director in question, will act on the Nominating Committee’s recommendation and publicly disclose its decision and the rationale within 90 days following the date of the certification of the election results. Under our by-laws, the approval of Proposals Two and Three requires the affirmative vote of a majority of the stock held by persons who are present or represented by proxy at the Annual Meeting and entitled to vote.
For purposes of the election of directors under Proposal One, an abstention will not affect whether the number of “for” votes exceeds the number of “against” votes, and accordingly will not affect whether the director is elected. For purposes of determining approval of the other Proposals, abstentions will have the same effect as an “against” vote.
Under Rule 452 of the New York Stock Exchange (the “NYSE”) Listed Company Manual, the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018 (Proposal Two) is a routine matter as to which brokers will be permitted to vote uninstructed shares. Nevertheless, under NYSE Rule 452, brokers who do not receive voting instructions from their clients with respect to the other Proposals will not exercise discretion to vote on those proposals. If a broker or other record holder of shares returns a proxy card indicating it does not have discretionary authority to vote as to a particular matter (thus, a “broker non-vote”), those shares will not be counted as voting for or against the matter or “entitled to vote” on the matter, and will, therefore, have no legal effect on the voting for which the broker non-vote is indicated.
We urge stockholders to vote their shares by Internet, telephone or mail.

Table of Contents	Proposal One

PROPOSALS REQUIRING YOUR VOTE
PROPOSAL ONE
ELECTION OF DIRECTORS
We have twelve directors, all of whom have been nominated for re-election to serve until the 2019 Annual Meeting or until their successors are elected and have qualified. In the absence of contrary instructions, it is the intention of the persons named in the accompanying proxy to vote for the nominees listed below. If any nominee becomes unavailable to serve for any reason, the proxies solicited hereby will be voted for election of the person, if any, designated by the Board to replace that nominee or the Board may reduce its size.
The following biographies summarize the director nominees’ tenure on the Assurant Board, business experience, director positions held during the last five years and the particular experience, qualifications, attributes or skills that led the Board to conclude that they should serve as directors. The skills, experience and qualifications we believe are important for directors to possess and which are highlighted below include:

Corporate Governance/Public Company.   Directors with corporate governance experience support our goals of strong Board and management accountability, transparency and protection of stockholder interests.

Finance, Accounting or Financial Reporting.   Our Board values directors with an understanding of finance, financial reporting processes and accounting practices, given the importance of accurate financial reporting and strong financial controls.

Financial Services/Insurance Industry. Directors with financial services or insurance industry experience offer a valuable perspective when reviewing our business and strategy.

International. Our Company is a global organization. Directors with broad international exposure and experience provide useful business, strategic and cultural perspectives.

Risk Management. Directors with risk management experience are critical to the Board’s role in overseeing the risks facing the Company.

Senior Leadership.   Directors who have served in relevant senior leadership positions bring a unique experience and perspective. We seek directors who have demonstrated expertise in operations, strategy and talent management.

The following persons have been nominated to serve as directors of Assurant until the 2019 Annual Meeting:

Elaine D. Rosen Non-Executive Chair of the Board: Since November 2010 Director: Since February 2009 Age: 65 Board Committees: Compensation Other Public Company Boards: Kforce, Inc. (Since 2003)
Ms. Rosen served as Executive Vice President of UNUM/Provident Corporation from 1999 to 2001 and as President of UNUM Life Insurance Company of America from 1997 to 1999 after serving in various positions at the company since 1975. Ms. Rosen currently chairs the Board of Trustees of The Kresge Foundation and serves on the Board of Directors of Preble Street, a collaborative for the homeless and low income community in Portland, Maine. She also serves as a founding trustee and a member of the Executive Committee of the Foundation for Maine’s Community Colleges.

Table of Contents	Proposal One

Ms. Rosen has significant public company and corporate governance experience, including chairing the Compensation Committee at Kforce and serving on its Nomination Committee and its Corporate Governance Committee. Ms. Rosen previously chaired Assurant’s Nominating and Corporate Governance Committee.

Ms. Rosen has held senior executive roles at Unum Life Insurance Company and has substantial financial knowledge.

Ms. Rosen has extensive management and operational experience in the insurance industry. She also holds a Chartered Life Underwriter designation.

Ms. Rosen has extensive experience as a senior executive at Unum, as the Chair of our Board and as the chair of a major philanthropic foundation.

Howard L. Carver Director: Since March 2002 Age: 73 Board Committees: Audit, Nominating and Corporate Governance (Chair) Other Public Company Boards: StoneMor Partners L.P. (Since 2005)
Mr. Carver retired as an Office Managing Partner of Ernst & Young LLP in June of 2002. Mr. Carver’s career at Ernst & Young spanned five decades, beginning as an auditor and a financial consultant. In 2013, Mr. Carver was appointed to the board of directors of Pinnacol Assurance, the workers compensation facility for the State of Colorado, and has been a member of its Audit Committee since 2012 and, since August 2015 chair of its Governance & Ethics Committee and chair of its board. Mr. Carver is a Certified Public Accountant and is a member of both the American Institute of Certified Public Accountants and the Connecticut Society of CPAs. Mr. Carver also serves or has recently served on the boards and/or audit committees of several civic and charitable organizations.

Mr. Carver has considerable corporate governance experience from his service on two public company boards and several governance committees for non-profit organizations. In addition to his committee roles at Assurant, Mr. Carver is a member of StoneMor’s Audit Committee and its Compensation Committee.

Mr. Carver has extensive accounting and audit expertise with over 35 years at Ernst & Young and as the former chair of our Audit Committee.

Mr. Carver has over 40 years of financial services industry experience and is closely familiar with the insurance industry.

Mr. Carver has significant insurance-related risk management experience.

Juan N. Cento Director: Since May 2006 Age: 66 Board Committees: Compensation, Nominating and Corporate Governance Other Public Company Boards: None

Table of Contents	Proposal One

Mr. Cento is the President of the Latin America and Caribbean Division of FedEx Express, headquartered in Miami, Florida. Mr. Cento has more than 30 years of experience in the air cargo and express transportation industry. He previously worked with Flying Tigers Line, Inc. and transitioned to FedEx in 1989 when the two companies were combined. Mr. Cento is involved in several non-profit organizations. He is a member of the International Advisory Board of Baptist Health System and the Council of the Americas. Additionally, Mr. Cento is Chair of the board of directors for CLADEC (Conference of Latin American and Caribbean Express Companies).

Mr. Cento has substantial corporate governance and public company experience as a result of his tenure at FedEx and as a member of our Nominating and Corporate Governance Committee.

Mr. Cento has over 30 years of international, strategic and operational business experience.

Mr. Cento has considerable experience as a senior executive, leading the Latin American expansion of FedEx’s business.
Mr. Cento's expertise in mergers and acquisitions as a leader at Federal Express aligns with our current strategy.

Alan B. Colberg Director: Since January 2015 Age: 56 Board Committees: None Other Public Company Boards: CarMax, Inc. (Since 2015)
Mr. Colberg is President and Chief Executive Officer of Assurant, Inc. He was named the Company’s President, effective September 16, 2014, and became Chief Executive Officer and director on January 1, 2015. Mr. Colberg joined Assurant as Executive Vice President of Marketing and Business Development in March 2011. Before joining Assurant, Mr. Colberg worked for Bain & Company, Inc. for 22 years, founding and heading Bain’s Atlanta office since 2000. He also served as Bain’s global practice leader for financial services, advising leading global companies, including Assurant. Mr. Colberg has long been active in civic leadership roles, having served as chairman of the board of the Atlanta International School and on the boards of the Woodruff Arts Center and the Metro Atlanta Chamber of Commerce.

Mr. Colberg dedicated much of his 22 year career at Bain & Company to financial services and for six years served as the global practice leader of financial services.

During his tenure at Bain & Company, Mr. Colberg advised several leading global companies including Assurant, Inc.

Mr. Colberg has over 25 years of senior leadership experience. Mr. Colberg was elected to the board of directors of CarMax, Inc. in October 2015 and is chair of its Nominating and Corporate Governance Committee.

Elyse Douglas Director: Since July 2011 Age: 62 Board Committees: Audit, Finance and Risk (Chair) Other Public Company Boards: None

Table of Contents	Proposal One

Ms. Douglas currently serves as a Senior Research Scholar at the NYU Stern Center for Sustainable Business. Ms. Douglas served as Executive Vice President and Chief Financial Officer of Hertz Global Holdings, Inc. and The Hertz Corporation until October 1, 2013. Ms. Douglas joined Hertz in July 2006. Prior to her role at Hertz, Ms. Douglas served as Treasurer of Coty Inc. from December 1999 until July 2006. Previously, Ms. Douglas served as an Assistant Treasurer of Nabisco, Inc. from June 1995 until December 1999. She also served in various financial services capacities for 12 years at Chase Manhattan Bank (now JPMorgan Chase). Ms. Douglas is a Certified Public Accountant and chartered financial analyst.

Ms. Douglas gained extensive financial experience through her roles as chief financial officer and treasurer of two multinational corporations.

Ms. Douglas has significant financial services industry experience through her roles at Chase Manhattan Bank.

Ms. Douglas has over 20 years of senior leadership experience including her tenure with Hertz Corporation and Coty.

Harriet Edelman Director: Since August 2017 Age: 62 Board Committees: Compensation Other Public Company Boards: Brinker International (Since 2008), UCB, Inc. (2012 - 2017)
Ms. Edelman has served since 2010 as vice chairman of Emigrant Savings Bank, a privately held community bank, where she leads the finance, information technology and credit administration operations. She joined the bank in 2008 as a special advisor to the chairman. Ms. Edelman spent 29 years at Avon Products Inc., rising to the roles of chief information officer and senior vice president of global supply chain and business transformation. She has prior public company board experience during the past 17 years with UCB, a global biopharmaceutical company, software company Ariba Inc., The Hershey Company and Blair Corporation. She also serves on the Board of Trustees of Bucknell University.

Ms. Edelman has significant public company experience, and is currently Chairman of the Governance and Nominating Committee of Brinker International. She has served on several public company boards, including Ariba, Inc., Blair Corporation, Inc. and The Hershey Company including on the Audit, Compensation, Executive, Strategy and Governance committees of these companies.

Ms. Edelman has substantial financial experience as vice chairman of a financial institution with responsibility for finance operations and previous executive roles with significant financial reporting, accounting and profit and loss responsibility. She has also served on the Audit Committee of several public companies.

Ms. Edelman has extensive experience in the financial service industry in her senior roles at Emigrant Bank.
Ms. Edelman has over 30 years of senior leadership expertise including IT, global operations, marketing and consumer goods business.

Table of Contents	Proposal One

Lawrence V. Jackson Director: Since July 2009 Age: 64 Board Committees: Compensation (Chair), Finance and Risk Other Public Company Boards: Snyder’s-Lance, Inc. (Since 2015)
Mr. Jackson currently serves as a senior advisor with New Mountain Capital, LLC, as a manager of private equity funds based in New York and as Chair of the board of SourceMark LLC. Previously, Mr. Jackson served as the President and Chief Executive Officer of the global procurement division and as the Executive Vice President and Chief People Officer at Wal-Mart Stores, Inc. Prior to that, Mr. Jackson was President and Chief Operating Officer of Dollar General Corporation and Senior Vice President, Supply Operations, for Safeway, Inc. Mr. Jackson was also with PepsiCo, Inc. for 16 years in various executive roles. In connection with his position at New Mountain Capital, Mr. Jackson serves on the boards of several portfolio companies. Mr. Jackson previously served as a director on the board of Parsons Corporation and as chair of its Compensation Committee.

Mr. Jackson has served on the boards of a number of public companies including ProLogis. He also serves as the chair of our Compensation Committee, and is on the Compensation Committee of Snyder's-Lance, Inc.

Mr. Jackson has over 20 years of international expertise with several multinational corporations including Walmart and PepsiCo.

Mr. Jackson has over 20 years of senior leadership experience, having held a number of executive management positions.

Charles J. Koch

Director:   Since August 2005

Age:   71

Board Committees:   Compensation, Finance and Risk

Other Public Company Boards:   Citizens Financial Group, Inc. (Since 2004) and Home Properties, Inc. (2010-2013)

Mr. Koch is a Public Interest Director on the board of The Federal Home Loan Bank of Cincinnati and serves as a member of its Personnel and Compensation Committee, its Finance and Risk Management Committee and its Nomination & Governance Committee. Mr. Koch previously served as Chair, President and Chief Executive Officer of Charter One Financial, Inc. prior to its sale to The Royal Bank of Scotland. He was elected President and Chief Operating Officer in 1980, served as President and Chief Executive Officer beginning in 1988 and then became Chair, President and Chief Executive Officer in 1990. Mr. Koch is also a past Chair of the Board of Trustees of Case Western Reserve University and the past Chair of the Board of Trustees of John Carroll University.

Mr. Koch has served on the boards of directors of public companies for more than ten years.

Mr. Koch has significant experience in the financial services industry, having led one of the country’s largest regional banks.

Mr. Koch has considerable risk management experience and serves as the chair of the Risk Committee and is a member of the Audit Committee at Citizens Financial Group, Inc. and previously chaired the Company’s Finance & Investment Committee.

Mr. Koch has over 30 years of senior leadership experience including several high level financial services positions.

Table of Contents	Proposal One

Jean-Paul L. Montupet

Director:   Since September 2012

Age:   70

Board Committees:   Finance and Risk, Nominating and Corporate Governance

Other Public Company Boards:   IHS Markit Ltd. (Since 2012), WABCO Holdings, Inc. (Since 2012), Lexmark International, Inc. (2006 -2016) and PartnerRe Ltd. (2002—2016)

Until his retirement in December 2012, Mr. Montupet was the Chair of Emerson Electric Co.’s Industrial Automation business and President of Emerson Europe. During his 22 year career with Emerson Electric Co., Mr. Montupet held a number of senior leadership roles including Executive Vice President of Emerson Electric Co. and Chief Executive Officer of Emerson Electric Asia Pacific.

Mr. Montupet has substantial corporate governance and public company experience, including as Lead Director and member of the Compensation, Nominating and Governance Committee at WABCO Holdings. He also is chair of the Nominating and Corporate Governance Committee and member of the Human Resources Committees of IHS Markit Ltd. He is former chair of the Corporate Governance and Public Policy Committee at Lexmark International and the Compensation & Management Development Committee at PartnerRe.

Mr. Montupet has considerable insurance-related expertise through his service as the former non-executive chairman of the board of PartnerRe Ltd.

Mr. Montupet has expertise in international markets having served as President of Emerson Europe and Chief Executive Officer of Emerson Electric Asia Pacific.

Mr. Montupet has significant risk management knowledge and has been a member of two public company risk committees.

Mr. Montupet has considerable senior management experience having held a number of executive positions over 30 years at Emerson Electric Co. and Leroy-Somer, Inc.

Debra J. Perry

Director:   Since August 2017

Age:   66

Board Committees:   Finance and Risk

Other Public Company Boards:   Korn Ferry International (Since 2008), Genworth Financial (Since 2016), and PartnerRe Ltd. (2013- 2016).

Ms. Perry is the former senior managing director for global ratings and research at Moody’s Investors Service, a unit of Moody’s Corporation. She served as the senior business leader for the company’s Americas Corporate Finance Group and its U.S. Public Finance Group, with ratings of over $4 trillion of taxable and tax-exempt debt securities. Ms. Perry also worked in fixed income research at First Boston Corporation and in a variety of corporate lending and capital markets roles at Chemical Bank. She currently serves on the board of The Sanford C. Bernstein Fund and has previously served on the boards of MBIA Inc., CNO Financial Inc., and PartnerRe Ltd.

Table of Contents	Proposal One

Ms. Perry has extensive public and insurance company experience, and has served on the boards of six NYSE listed companies, including her current tenure with Assurant, Inc. She serves as a member of the Nominating and Corporate Governance Committee of Korn Ferry International.

Ms. Perry brings substantial financial services experience as a senior executive at Moody's with oversight of the ratings of global financial institutions, including credit and financial strength ratings for the global insurance industry. Ms. Perry has also served on several mutual fund boards.

Ms. Perry has significant risk management experience, which includes serving as Chair of the Audit Committee of Korn Ferry International and as a member of the Risk and Audit Committees of Genworth Financial, Inc.

Paul J. Reilly

Director:  Since June 2011

Age:   61

Board Committees:   Audit, Nominating and Corporate Governance

Other Public Company Boards:   Cabot Microelectronics Corporation (Since 2017), comScore, Inc. (Since 2017)

From May 2016 until his retirement in January 2017, Mr. Reilly was Executive Vice President of Arrow Electronics, Inc., distributor of electronic components and computer products. He was Executive Vice President and Chief Financial Officer of Arrow from 2001 until May 2016. Mr. Reilly joined Arrow Electronics in 1991 and held various positions within the company prior to assuming the role of Chief Financial Officer in 2001. Prior to joining Arrow Electronics, Mr. Reilly was a Certified Public Accountant in the business assurance practice of the New York office of KPMG Peat Marwick.

Mr. Reilly's public company experience includes as chair of Compensation Committee of comScore, Inc. and as a member of the Compensation Committee of Cabot Microelectronics Corporation.

Mr. Reilly in his prior role as Chief Financial Officer of Arrow Electronics, has oversight of the company’s treasury, capital structuring, budgeting, controller and investor relations functions and has substantial financial knowledge. He serves as a member of the Audit Committee of Cabot Microelectronics Corporation and comScore, Inc.

Mr. Reilly is a Certified Public Accountant and was employed by KPMG Peat Marwick where he provided audit services to a wide range of public and private multinational organizations.

Mr. Reilly has served as a senior executive at a public company for more than 15 years.

Robert W. Stein Director: Since October 2011 Age: 69 Board Committees: Audit (Chair) Other Public Company Boards: Aviva plc (2013 -2017)
Mr. Stein is a former Global Managing Partner, Actuarial Services at Ernst & Young LLP. Mr. Stein joined Ernst & Young in 1976 and held various leadership roles in the firm’s actuarial and insurance practice. He currently serves on the board of Resolution Life Holdings, Inc. and Worldwide Re Ltd. He is a Certified Public Accountant and is

Table of Contents	Proposal One

a member of the AICPA. He is also a member of the American Academy of Actuaries, a Fellow of the Society of Actuaries and a Trustee Emeritus of the Actuarial Foundation.

Mr. Stein is Certified Public Accountant and has significant accounting and financial reporting experience.

Mr. Stein has more than 40 years of experience advising many of the world’s leading insurance companies on financial and operating matters.

Mr. Stein has vast knowledge and experience in the areas of actuarial matters and risk management. He also currently chairs the Audit Committee of Resolution Life Holdings.

Mr. Stein spent more than 30 years leading various practice areas within Ernst & Young LLP.
Vote Required; Board Recommendation
Under our by-laws, each director must be elected by the holders of a majority of the votes cast, meaning that the number of votes cast “for” the nominee’s election must exceed the number of votes cast “against” the nominee’s election. Abstentions will have no effect on this determination.
The Board of Directors recommends that stockholders vote FOR each of the nominees named above to serve until the 2019 Annual Meeting or until their successors are elected and have qualified.

Table of Contents	Proposal Two

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending
December 31, 2018. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee is responsible for approving the audit fees and terms associated with the Company’s retention of its independent registered public accounting firm. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be regular rotation of the independent registered public accounting firm. In conjunction with the mandated rotation of the lead engagement partner, the Audit Committee and its chair are involved in the selection of the new lead engagement partner. The members of the Audit Committee and the Board believe that the retention of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm is in the best interest of the Company and its stockholders. PricewaterhouseCoopers LLP has acted as our independent registered public accounting firm since 2000.

In accordance with a resolution of the Audit Committee, this appointment is being presented to stockholders for ratification at the Annual Meeting. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider its appointment. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and will be available to respond to appropriate questions.

Vote Required; Board Recommendation

The affirmative vote of a majority of the stock held by persons who are present or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required for ratification. For purposes of determining approval of this proposal, an abstention will have the same effect as an “against” vote.

The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as Assurant’s Independent Registered Public Accounting Firm for the year ending December 31, 2018.

Table of Contents	Proposal Three

PROPOSAL THREE
ADVISORY VOTE ON EXECUTIVE COMPENSATION FOR 2017
The following Company proposal gives stockholders the opportunity to cast a non-binding advisory vote with respect to the 2017 compensation of the Company’s named executive officers (“NEOs”). This advisory vote is also referred to as the “say-on-pay” advisory vote. Consistent with the results of the 2017 stockholder vote on the frequency of its say-on-pay advisory vote, the Company holds the say-on-pay advisory vote annually.
In considering your vote, we encourage you to review the Compensation Discussion and Analysis (the “CD&A”), beginning on page 17. As described in the CD&A, we believe our current compensation programs and policies directly link executive compensation to Company performance and thereby align the interests of our executive officers with those of our stockholders.
Our Board intends to carefully consider the stockholder vote resulting from this proposal. Please cast a vote either to approve or not approve the following resolution:
“RESOLVED, that the 2017 compensation provided to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”
Vote Required; Board Recommendation
The affirmative vote of a majority of the stock held by persons who are present or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required for approval of this non-binding resolution. For purposes of determining approval of this proposal, an abstention will have the same effect as an “against” vote.
The Board of Directors recommends that you vote FOR approval of the 2017 compensation of our NEOs as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative.

Table of Contents	Executive Officers

EXECUTIVE OFFICERS
The table below sets forth certain information, as of March 13, 2018, concerning each person deemed to be an Executive Officer of the Company. There are no arrangements or understandings between any Executive Officer and any other person pursuant to which the officer was selected.

Name	Age	Position
Alan B. Colberg	56	President, Chief Executive Officer and Director
Richard S. Dziadzio	54	Executive Vice President, Chief Financial Officer and Treasurer
Gene E. Mergelmeyer	59	Executive Vice President and Chief Operating Officer
Christopher J. Pagano	54	Executive Vice President and Chief Risk Officer
Carey Roberts	47	Executive Vice President, Chief Legal Officer and Secretary (effective October 30, 2017)
Robyn Price Stonehill	46	Executive Vice President and Chief Human Resources Officer
Ajay Waghray	56	Executive Vice President and Chief Technology Officer
Alan B. Colberg, President, Chief Executive Officer and Director. Mr. Colberg is President and Chief Executive Officer of Assurant, Inc. He was named the Company's President, effective September 2014, and became Chief Executive Officer and director on January 1, 2015. Mr. Colberg joined Assurant as Executive Vice President of Marketing and Business Development in March 2011. Before joining Assurant Mr. Colberg worked for Bain & Company, Inc. for 22 years, founding and heading Bain's Atlanta office since 2000.
Richard S. Dziadzio, Executive Vice President, Chief Financial Officer and Treasurer. Mr. Dziadzio was appointed Executive Vice President, Chief Financial Officer and Treasurer effective July 2016. Before joining Assurant, Mr. Dziadzio served as Chief Financial Officer of QBE North America beginning in August 2013. From April 2012 to July 2013, Mr. Dziadzio was Chief Financial Officer of ANV, a specialty underwriter.
Gene E. Mergelmeyer, Executive Vice President and Chief Operating Officer. Mr. Mergelmeyer was appointed Chief Operating Officer effective July 2016. Before assuming his current position, Mr. Mergelmeyer served as Chief Administrative Officer of Assurant since August 2014 with responsibility for Assurant’s Technology Infrastructure Group and other corporate enterprise functions. He was appointed Chief Executive Officer of Assurant Specialty Property in August 2007 and President of Assurant Specialty Property and Executive Vice President of Assurant, Inc. in July 2007.
Christopher J. Pagano, Executive Vice President and Chief Risk Officer. Mr. Pagano was appointed Chief Risk Officer on July 2016. Before assuming his current position, Mr. Pagano served as Executive Vice President, Chief Financial Officer and Treasurer since August 2014 and Executive Vice President, Treasurer and Chief Investment Officer of Assurant, Inc. from July 2007 to August 2014.
Carey S. Roberts, Executive Vice President, Chief Legal Officer and Secretary. Ms. Roberts has been Executive Vice President, Chief Legal Officer and Secretary since October 30, 2017. Prior to joining Assurant, Ms. Roberts served as Deputy General Counsel and Corporate Secretary of Marsh & McLennan Companies, Inc. beginning in October 2014. She added the role of Chief Compliance Officer in September 2015. Prior to that, Ms. Roberts was a partner with the law firm of Covington & Burling LLP, where she spent the first 17 years of her career.
Robyn Price Stonehill, Executive Vice President and Chief Human Resources Officer. Ms. Price Stonehill was appointed Executive Vice President and Chief Human Resources Officer of Assurant, Inc. in July 2014. Before assuming her current role at Assurant, she served as Senior Vice President of Compensation, Benefits and Shared Services at the Company since 2009.
Ajay Waghray, Executive Vice President and Chief Technology Officer. Mr. Waghray was appointed Executive Vice President and Chief Technology Officer effective May 2016. Prior to joining Assurant, Mr. Waghray served as Chief Information Officer of Verizon Enterprise Solutions beginning in January 2012.

Table of Contents	Executive Officers

The Management Committee of Assurant (the “Management Committee”) consists of the Company’s President and Chief Executive Officer, certain Company Executive Vice Presidents and Presidents of certain of the Company’s lines of business.

Table of Contents	Security Ownership of Certain Beneficial Owners

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table provides, with respect to each person or entity known by Assurant to be the beneficial owner of more than five percent of Assurant’s outstanding Common Stock as of February 1, 2018, (a) the number of shares of Common Stock owned (based upon the most recently reported number of shares outstanding as of the date the entity filed a Schedule 13G with the SEC) and (b) the percentage of all outstanding shares represented by such ownership as of February 1, 2018 (based on an outstanding share amount of 52,475,408 as of that date).

Name of Beneficial Owner	Shares of Common Stock Owned Beneficially	Percentage of Class
The Vanguard Group, Inc.[1]	5,980,736	11.4%
FMR LLC[2]	3,876,094	7.4%
BlackRock, Inc.[3]	3,782,565	7.2%
State Street Corporation[4]	2,790,686	5.3%

1.
The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355, filed a Schedule 13G/A on February 12, 2018, with respect to the beneficial ownership of 5,980,736 shares. This represented 11.4% of our Common Stock as of February 1, 2018.

2.
FMR LLC, 245 Summer Street, Boston, Massachusetts 02210, filed a Schedule 13G/A on February 13, 2018, with respect to the beneficial ownership of 3,876,094 shares. This represented 7.4% of our Common Stock as of February 1, 2018.

3.
BlackRock, Inc., 55 East 52nd Street, New York, New York 10055, filed a Schedule 13G/A on January 29, 2018, with respect to beneficial ownership of 3,782,565 shares. This represented 7.2% of our Common Stock as of February 1, 2018. BlackRock, Inc. has indicated that it filed this Schedule 13G/A on behalf of the following subsidiaries: BlackRock Japan Co. Ltd., BlackRock Advisors (UK) Limited, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Advisors LLC, BlackRock Financial Management, Inc., BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited., BlackRock Fund Managers Ltd., BlackRock Asset Management Ireland Limited, BlackRock International Limited, BlackRock Investment Management (UK) Ltd., BlackRock Life Limited, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Asset Management North Asia Limited, BlackRock Asset Management Schweiz AG, and BlackRock Capital Management, Inc.

4.
State Street Corporation, State Street Financial Center, One Lincoln Street, Boston, MA 02111, filed a Schedule 13G on February 14, 2018, with respect to the beneficial ownership of 2,790,686 shares. This represented 5.3% of our Common Stock as of February 1, 2018. State Street Corporation has indicated that it filed this Schedule 13G on behalf of the following subsidiaries: State Street Bank and Trust Company, SSGA Funds Management, Inc., State Street Global Advisor Trust Company, State Street Global Advisors France S.A.S., State Street Global Advisors Limited, State Street Global Advisors, Australia, State Street Global Advisors (Japan) Co., Ltd., State Street Global Advisors Asia Ltd., State Street Global Advisors Singapore Ltd. and State Street Global Advisors GmbH.

Table of Contents	Security Ownership of Directors and Executive Officers

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
The following table provides information concerning the beneficial ownership of Common Stock as of February 1, 2018 by Assurant’s Chief Executive Officer, Chief Financial Officer, and each of Assurant’s other named executive officers for 2017, each director and all executive officers and directors as a group. As of February 1, 2018, we had 52,475,408 outstanding shares of Common Stock. Except as otherwise indicated, all persons listed below have sole voting power and dispositive power with respect to their shares, except to the extent that authority is shared by their spouses, and have record and beneficial ownership of their shares.

Name of Beneficial Owner	Shares of Common Stock Owned Beneficially[1]	Percentage of Class
Alan B. Colberg	64,071	*
Richard S. Dziadzio	2,743	*
Gene E. Mergelmeyer	113,346	*
Christopher J. Pagano	42,986	*
Bart R. Schwartz	86,025	*
Ajay Waghray	2,571	*
Elaine Rosen	15,065	*
Howard L. Carver	34,697	*
Juan N. Cento	18,189	*
Elyse Douglas	9,447	*
Harriet Edelman	—	*
Lawrence V. Jackson	14,848	*
Charles J. Koch	34,765	*
Jean-Paul Montupet	8,910	*
Debra J. Perry	—	*
Paul J. Reilly	9,534	*
Robert W. Stein	7,451	*
All directors and executive officers as a group
(19 persons)	488,904	*

*	Less than one percent of class.

1.
Includes for Mr. Pagano, 4,013 shares of Common Stock and for all directors and executive officers as a group, 4,013 shares of Common Stock, in each case held through the Assurant 401(k) Plan, as of December 31, 2017.

Includes for Mr. Stein, 851 shares of Common Stock held by the Robert W. Stein Revocable Living Trust and Christine M. Denham Revocable Living Trust, Tenants in Common. Also includes 1,500 shares of Common Stock held by the Denham Stein Family Foundation. Because Mr. Stein serves as a trustee of this tax exempt charitable foundation, Mr. Stein is deemed to “control” these 500 shares in which he has no economic interest.
For the executive officers, includes restricted stock units (“RSUs”) that will vest and/or become payable on or within 60 day of February 1, 2018 in exchange for the following amounts of Common Stock as of February 1, 2018: for Mr. Colberg, 14,254 shares; for Mr. Dziadzio, 1,370 shares; for Mr. Mergelmeyer, 27,801 shares (including 22,382 shares that would be issuable upon a retirement); for Mr. Pagano, 5,182 shares; for Mr. Schwartz, includes 8,623 shares which vested upon his retirement but are subject to a six month holding period pursuant to IRC Section 409A; and for Mr. Waghray, includes 1,032 shares.
For the directors, includes vested RSUs (and RSUs that will vest within 60 days of February 1, 2018); the settlement of the shares are deferred until separation from the Board. Includes 5,100 shares for each of Ms. Rosen and Ms. Douglas, and Messrs. Carver, Cento, Jackson, Koch, Montupet, Reilly and Stein, as of February 1, 2018.
RSUs that will vest on or within 60 days of February 1, 2018 in exchange for shares of Common Stock, for all directors and executive officers as a group, totaled 106,127.

Table of Contents	Compensation Discussion & Analysis Part I - Executive Summary

COMPENSATION DISCUSSION AND ANALYSIS
I. Executive Summary
Introduction
This Compensation Discussion and Analysis (“CD&A”) provides a detailed review of the compensation principles and strategic objectives governing the compensation of the following individuals, who were our named executive officers for 2017:

Name	Title
Alan B. Colberg	President and Chief Executive Officer
Richard S. Dziadzio	Executive Vice President, Chief Financial Officer and Treasurer
Christopher J. Pagano	Executive Vice President and Chief Risk Officer
Gene E. Mergelmeyer	Executive Vice President and Chief Operating Officer
Ajay Waghray	Executive Vice President and Chief Technology Officer
Bart R. Schwartz	Executive Vice President, Chief Legal Officer and Secretary (until October 29, 2017), Executive Vice President (effective October 30, 2017)
Throughout this CD&A, we refer to these individuals as our “NEOs”, to Mr. Colberg as our “CEO” and to Mr. Dziadzio as our “CFO”.
Highlights for the enterprise’s 2017 fiscal year financial metrics 3 related to short-term and long-term incentive programs include :
Annual Incentive Plan ("ESTIP")

•	40% consolidated revenue

•	60% consolidated Net Operating Income ("NOI"), excluding reportable catastrophe losses
As Mr. Mergelmeyer serves as both the Chief Operating Officer and the leader of the Global Housing segment, 80% of his annual incentive is based on enterprise metrics (e.g. 40% revenue, 60% NOI) and 20% dependent on the performance of the Global Housing segment. Based on the annual incentive plan performance multipliers, in 2017, our NEOs received annual incentive payments in the amounts set forth in the chart on page 21. ESTIP metrics and NEO payouts are described in greater detail in “2017 Annual Incentive Compensation” beginning on page 22.

Long-Term Equity Incentive Plan ("ALTEIP")

•	50% absolute net operating income earnings per share ("NOI EPS")

•	50% total stockholder return relative to the S&P 500 Index
In 2017, our NEOs received long-term equity awards of which 75% was delivered in the form of PSUs and 25% was delivered in the form of RSUs. 2017 payouts under the PSUs will be determined over the three-year performance cycle based on the Company’s performance of pre-established metrics. Vesting of PSUs granted in 2017 will not be determined until after the end of 2019 and our NEOs will be eligible for payouts in respect of these awards in 2020. 2017 results contribute to the final payout amounts for the 2016 and 2017 outstanding awards. RSUs generally vest in equal annual installments on the first three anniversaries of grant.
2018 awards will be granted pursuant to the Assurant, Inc. 2017 Long Term Equity Incentive Plan (the “ALTEIP”), which was approved by shareholders in May 2017.

3    Certain measures are non-GAAP. A reconciliation of these non-GAAP measures to their most comparable GAAP measures can be found in Appendix A hereto.

Table of Contents	Compensation Discussion & Analysis Part I - Executive Summary

Our Executive Compensation Principles
Assurant’s executive compensation programs are designed to align the interests of our executives with those of our stockholders by tying significant portions of their compensation to the Company’s financial performance and stock price performance. The following charts show the relative percentages of target variable (annual and long-term incentive) and fixed (base salary) compensation established for our CEO and our other NEOs at the beginning of 2017:

*
We consider variable compensation to include any compensation that will vary with financial or stock price performance. For additional details on the percentage components of our NEOs’ fixed and variable compensation, see the discussion under “Mix of Target Total Direct Compensation Elements” on page 21.

Set forth below are our core executive compensation principles, along with key features of our executive compensation program that support these principles:

Executive compensation opportunities at Assurant should be sufficiently competitive to attract and retain talented executives while aligning their interests with those of our stockholders.

•
When setting target total direct compensation opportunities (base salary, annual incentives and long-term equity incentives) for our NEOs, the Compensation Committee generally seeks to approximate median levels for comparable positions at companies included in a general industry survey. (For details, please see the discussion on page 29).

•	The Company continues to emphasize performance-based compensation that attracts, retains and rewards the executives necessary to successfully execute the Company’s business strategy.

•
Each NEO’s annual incentive opportunity and PSUs are contingent on the Company’s earnings. If the Company does not produce positive net income (as defined in the ESTIP) or positive adjusted earnings per share (as defined in the PSU award agreements) no annual incentive or performance payments, respectively, are earned.

•
75% of the annual long-term equity incentive award granted to our NEOs in 2017 was delivered in the form of PSUs, with a three-year cumulative performance period, and 25% was delivered in the form of RSUs, with a three-year annual vesting schedule.

Our incentive-based programs should motivate our executives to deliver above-median results.

•	We design performance goals under our annual executive incentive program so that above-target compensation will be paid if the Company delivers above-target performance.

•
For the 2017-2019 performance period, payouts with respect to PSU awards are based on total stockholder return relative to the S&P 500 Index ("TSR") and absolute NOI EPS. We design performance goals such that payouts on the TSR metric reach above-target levels if our performance

Table of Contents	Compensation Discussion & Analysis Part I - Executive Summary

exceeds the 50th percentile of the index with the payouts capped at 200% if the Company performs at or above the 90th percentile. Payouts on the NOI EPS metric are also capped at 200%.

Our executive compensation programs are informed by strong governance practices that reinforce our pay for performance philosophy, support our culture of accountability and encourage prudent risk management.

•
Under our executive compensation recoupment policy, the Compensation Committee may recover (“clawback”) annual and long-term incentive compensation from current and former executive officers in the event of a financial restatement as a result of material non-compliance with any financial reporting requirement under the securities laws that has resulted in an overpayment.

•
Under our stock ownership guidelines, our executive officers and directors are required to hold a meaningful amount of Company stock throughout their service, and may not sell shares until target ownership levels are met.

•	Under our insider trading policy, our NEOs and directors are prohibited from:

•	engaging in hedging and monetizing transactions with respect to Company securities;

•	holding Company securities in a margin account; or

•	pledging Company securities as collateral for a loan.

•	Change of control agreements with our NEOs are “double trigger” and do not provide for excise tax gross-ups.

•
In 2017, the Compensation Committee, assisted by Semler Brossy Consulting Group LLC (“Semler Brossy”) and management, undertook an annual risk review of the Company’s variable pay plans, policies and practices, and did not identify any risks that are reasonably likely to have a material adverse effect on the Company.

•	We generally do not provide any significant perquisites to our NEOs. In 2017, we provided relocation assistance in order to attract Mr. Waghray.

•	Annual incentive payouts are capped at 200% of each NEO’s target opportunity.

•	For the 2017-2019 performance period, PSU award payouts are capped at 200% of each NEO’s target opportunity.

•	Assurant does not pay dividends on unvested PSUs.
2017 Say on Pay Vote and Stockholder Engagement
At the Company's 2017 annual meeting, we received a 94.70% favorable advisory vote by stockholders to approve executive compensation and a 93.61% favorable vote on the ALTEIP. Through our ongoing investor outreach program, we continued to reach out to our institutional stockholder base to engage with investors to receive their input and feedback on aspects of the Company’s corporate governance practices and executive compensation program. During these conversations, we also shared an update on the Company’s 2017 financial performance, the completion of our multi-year transformation and the plan to acquire The Warranty Group.

Table of Contents	Compensation Discussion & Analysis Part II - Elements of Our Executive Compensation Process

II. Elements of Our Executive Compensation Program
Pay Elements
The following table sets forth the primary elements of the compensation programs that apply to our NEOs and the objective or purpose each element is designed to achieve:

Compensation Element	Objective/Purpose
Annual base salary
Provides fixed compensation that, in conjunction with our annual and long-term incentive programs, approximates the median level of target total compensation for comparable positions at companies in a general industry survey.

Attracts and retains talented executives with compensation levels that are consistent with our target total compensation mix.

Annual incentive program
Motivates executives to achieve specific near-term enterprise or business segment goals designed to increase long-term stockholder value.

Requires above-target performance to earn an above-target payout.

Long-term equity incentive award program
Motivates executives to consider longer-term ramifications of their actions and appropriately balance long- and near-term objectives.

Reinforces a culture of accountability focused on long-term value creation.

Requires above-median performance for an above-target payout on long-term performance-based equity awards.

Protects proprietary information and competitive advantages by including confidentiality, non-competition and non-solicitation provisions in award agreements.

2017 long-term equity plan includes “double-trigger” change in control provision.

Retirement, deferral and health and welfare programs
Provides a competitive program that addresses retirement needs of executives.

Offers NEOs participation in the same health and welfare programs available to all U.S. employees.

Provides an executive long-term disability program.

Cash payments upon change of control
Provides separation pay upon certain terminations of employment in connection with the sale of the Company. Executives are not contractually entitled to separation pay beyond these instances.

Enables executives to focus on maximizing value for stockholders in the context of a change of control transaction.

New form of agreement approved by Compensation Committee reduces the amount of cash severance from three times the sum of annual base salary and target ESTIP award to two times the sum of such amounts.

Table of Contents	Compensation Discussion & Analysis Part II - Elements of Our Executive Compensation Process

Mix of Target Total Direct Compensation Elements
The following charts show the relative percentages of the components of target total direct compensation that were established for our CEO and our other NEOs at the beginning of 2017.

Because our CEO is primarily responsible for achieving the strategic objectives of the Company, his variable compensation is a greater portion of his target total direct compensation than that of our other NEOs. 87% of his target total direct compensation opportunity is subject to Company performance.
Changes to Compensation Levels and Pay Mix in 2017
In January 2017, Semler Brossy, the Compensation Committee’s independent consultant, provided the Compensation Committee with an assessment of target total direct compensation (base salary, target annual incentive compensation and target long-term incentive compensation) for our NEOs relative to total compensation for similarly sized companies based on the general industry survey data from Willis Towers Watson. The assessment concluded that most of our NEOs were within a competitive range of median levels of similarly situated executives.
The Compensation Committee made changes to certain elements of NEO compensation for 2017 as illustrated in the following chart and discussed below:

	Base Salary		Target Annual Incentive		Target Long-term Incentive		Target Total Direct Compensation
NEO	YE 2016	YE 2017	YE 2016	YE 2017	YE 2016	YE 2017	YE 2016	YE 2017
Alan B. Colberg	$955,000	$955,000	160%	160%	475%	525%	$7,019,250	$7,496,750
Richard S. Dziadzio	$625,000	$625,000	100%	100%	225%	263%	$2,656,250	$2,893,750
Christopher J. Pagano	$625,000	$625,000	100%	100%	225%	236%	$2,812,500	$2,725,000
Gene E. Mergelmeyer	$675,000	$675,000	125%	125%	250%	315%	$3,206,250	$3,645,000
Bart R. Schwartz	$595,000	$595,000	100%	100%	240%	252%	$2,618,000	$2,689,400
Ajay Waghray	$525,000	$525,000	100%	100%	225%	236%	$2,231,250	$2,289,000

After an executive compensation benchmarking study, the Compensation Committee decided to recognize Mr. Colberg for his leadership in the transformation of the Company's central business model, to recognize Mr. Mergelmeyer for his success in unifying the business and for his management of the complex Chief Operating Officer role, and to recognize Mr. Dziadzio for his excellent performance in organizing the Company's Finance team by approving increases in Messrs. Colberg, Mergelmeyer and Dziadzio's target long-term incentive opportunities to 525%, 315% and 263% respectively.  The increases were a result of continuing to align pay within a competitive range of the market median and included a one-time 5% increase for 2017 only in

Table of Contents	Compensation Discussion & Analysis Part II - Elements of Our Executive Compensation Process

recognition of the achievements outlined above. In addition, in recognition of Messrs. Pagano, Schwartz and Waghray's superior performance in helping the Company achieve positive strategic outcomes, the Compensation Committee approved a one-time 5% increase in their target long-term incentive opportunities for 2017 only.

2017 Annual Incentive Compensation
In 2017, the Compensation Committee made the following changes to the financial targets in the ESTIP:

2016 Program	Changes for 2017 Program	2016 Program	Changes for 2017 Program	Rationale for 2017 Changes
Enterprise		Business Segment		The Compensation Committee believes that the 2017 ESTIP metrics will:
40% Consolidated Revenue in Core/Targeted Growth Businesses	40% Consolidated Revenue	20% Business Segment Revenue in Core/Targeted Growth Businesses	8% Business Segment Revenue
30% Consolidated Net Operating Income excluding Reportable Catastrophe Losses ("NOI")	60% Consolidated Net Operating Income, excluding Reportable Catastrophe Losses (“NOI”)	30% Business Segment Net Operating Income excluding Reportable Catastrophe Losses	12% Business Segment Net Operating Income excluding Reportable Catastrophe Losses	• drive greater collaboration across the enterprise; • reinforce the Company’s commitment to drive profitable growth; and • promote the success of the Company’s transformation.
30% Consolidated Net Operating Income --- Operating Earnings per Diluted Share, excluding Catastrophe Losses ("NOI EPS")	NOI EPS eliminated	50% Enterprise Metrics	80% Enterprise Metrics
For all NEOs, the financial targets are set at the enterprise level. Revenue is measured by consolidated revenue and profitability is measured using consolidated NOI. The NOI financial targets exclude reportable catastrophe losses, which are individual Insurance Services Office (ISO) defined catastrophic events in which losses exceed $5 million, net of reinsurance. Reportable catastrophe losses were excluded because they create volatility that is beyond management’s control, and the Compensation Committee believes management should be focused on the underlying performance of the business.
For Mr. Mergelmeyer, as the Global Housing segment leader, 80% of his annual incentive compensation is allocated to enterprise metrics as calculated above and the remainder is allocated to the Global Housing segment. Segment revenue is measured by net earned premiums and fee income within the segment. Segment profitability is measured using segment NOI (excluding reportable catastrophe losses).
2017 Results. The following table sets forth performance targets applicable to our NEOs for 2017, along with the resulting multipliers applied to NEO annual incentive compensation as explained in more detail below:

Table of Contents	Compensation Discussion & Analysis Part II - Elements of Our Executive Compensation Process

2017 Annual Incentive Performance Targets and Results1 2

Weighting	Financial Performance Metric	—	0.5	1.0	1.5	2.0	2017 Results[3]	Performance Metric Multiplier
Assurant Enterprise
60%	Enterprise Profitability: NOI (excluding CATs)	$327	$357	$388	$403	$432	$413	1.14

40%	Enterprise Revenue	$5,679	$5,828	$5,978	$6,127	$6,277	$5,775
Global Housing
80%	Enterprise Metrics	$245	$260	$276	$288	$311	$288	1.11
12%	Segment Profitability: Segment NOI (excluding CATs)

8%	Segment Revenue	$2,163	$2,220	$2,277	$2,334	$2,391	$2,197

[1]
Dollar amounts applicable to performance metrics are expressed in millions. The performance targets included in this table are disclosed only to assist investors and other readers in understanding the Company’s executive compensation. They are not intended to provide guidance on the Company’s future performance and should not be relied upon as predictive of the Company’s future performance or the future performance of any of our operating segments

[2]	Certain measures are non-GAAP. A reconciliation of these non-GAAP measures to their most comparable GAAP measures can be found in Appendix A hereto.

[3]
Results in this column may differ from the Company’s reported results since expenses, revenues and other effects associated with acquisition activity during the year and changes in accounting that do not reflect changes in the underlying business are generally excluded when calculating results for purposes of the ESTIP.

The following table shows target annual incentive compensation, the multipliers applied for each NEO and the resulting annual incentive award payout for 2017:

NEO	2017 Target Annual Incentive	2017 Multiplier	2017 Annual Incentive Payment
Alan B. Colberg	$1,528,000	1.14	$1,741,920
Richard S. Dziadzio	$625,000	1.14	$712,500
Christopher J. Pagano	$625,000	1.14	$712,500
Gene E. Mergelmeyer	$843,750	1.11	$936,563
Bart R. Schwartz	$595,000	1.14	$678,300
Ajay Waghray	$525,000	1.14	$598,500

Annual incentive awards are paid pursuant to the ESTIP. Payments under the ESTIP are generally intended to be deductible as “performance-based compensation” within the meaning of Section 162(m)(4) of the Code. Tax reform legislation recently signed into law expanded the number of individuals covered by Section 162(m) and eliminated the exception for performance-based compensation effective beginning for our 2018 tax year.
The aggregate payments to all ESTIP participants for any performance period cannot exceed 5% of the Company’s adjusted net income in the Company’s periodic reports filed with the SEC (defined as net income as reported in the Company’s income statement, adjusted to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, and the cumulative effect of tax or accounting charges, each as defined by generally accepted accounting principles in the United States of America (“GAAP”) or identified in the Company’s financial statements, notes to the financial statements or management’s discussion and analysis). This aggregate maximum amount is allocated to all participants equally, except that the

Table of Contents	Compensation Discussion & Analysis Part II - Elements of Our Executive Compensation Process

amount allocated to the Chief Executive Officer is twice the amount allocated to the other participants. With respect to 2017 annual incentives paid, the Compensation Committee exercised discretion to reduce participants’ awards by applying the pre-established performance goals set forth in the table entitled “2017 Annual Incentive Performance Targets and Results” on page 23. (For additional details on Section 162(m), please see the discussion on page 30 under “Tax and Accounting Implications”.)
Long-Term Equity Incentive Compensation
The target long-term incentive opportunities as a percentage of base salary for each of our NEOs, as approved by the Compensation Committee in 2017, are as follows: 525% for the CEO, and between 236% and 315% for the CFO and each of the other NEOs. These target opportunities include a one-time 5% increase for 2017 only. The maximum payout opportunity for PSUs is 200% of target.
75% of the annual long-term equity incentive award granted to our NEOs in 2017 was delivered in the form of PSUs with a three-year cumulative performance period and 25% was delivered in the form of RSUs, with a three-year annual vesting schedule.
PSUs. The Compensation Committee selected PSUs as an equity compensation vehicle to ensure that a portion of long-term equity compensation would be paid if the Company achieves specified financial objectives over an extended period.
For performance periods prior to 2016, for each year in the applicable three-year performance period, Assurant’s performance with respect to selected metrics (described in the chart below) is compared against an index of companies and assigned a percentile ranking. These rankings are then averaged to determine the composite percentile ranking for the three-year performance period. Measurement of performance against the designated financial performance metrics includes unusual or non-recurring events and other extraordinary items.
For the 2016-2018 and 2017-2019 performance periods, Assurant’s performance is measured with respect to two equally weighted metrics, absolute NOI EPS, measured as the sum for each year within the three-year performance period, and TSR relative to the S&P 500 Index, measured over the three-year performance period. Measurement of performance against the designated financial performance metrics includes unusual or non-recurring events and other extraordinary items, unless otherwise determined by the Compensation Committee. NOI EPS excludes reportable catastrophe losses because they create volatility that is beyond management’s control, and the Compensation Committee believes management should be focused on the underlying performance of the business.
After the end of the 2016-2018 and 2017- 2019 performance periods, if the Company has achieved the threshold Section 162(m) goal of positive adjusted earnings per share for the performance period (defined as consolidated Net Operating Income per share, excluding reportable catastrophe losses), PSUs shall be considered earned at the maximum amount of 200% of an NEO’s target opportunity. When determining payout levels below the 200% maximum at the end of such performance period, the Compensation Committee may exercise discretion in its application of the pre-established performance metrics described in the immediately preceding paragraph.
The changes made by the Compensation Committee to the metrics, index and payout requirements for the ALTEIP are described below.

Table of Contents	Compensation Discussion & Analysis Part II - Elements of Our Executive Compensation Process

Performance-Based Long-Term Equity Plan Design Attributes

Metrics and Weighting
For performance periods before 2016:

Growth in Book Value Per Diluted Share Excluding AOCI[1]
 - 1/3
Revenue Growth[2] - 1/3
Total Stockholder Return (“TSR”)[3] - 1/3
Note: all relative metrics

For 2016 and 2017 performance periods:

Absolute NOI EPS[4] - 50%
Relative TSR[3]
 - 50%

Rationale for the changes:

The Compensation Committee believes that these new metrics:

•     complement the metrics in the annual plan; and

•     support the Company’s strategy of growing fee-based, capital light non-insurance businesses that have attractive margins and generate free cash flow.

Performance Measured Against an Industry Index
For the 2015 performance period:

Adjusted S&P Total Market Index: S&P Total Market Index, excluding companies with revenues of less than $1 billion or those that are not in (i) GICS Insurance Industry (code 4030) or (ii) the Managed Health Care Sub-Industry in GICS Health Care Equipment & Services Industry (code 3510); and including companies that are part of our compensation peer group

For 2016 and 2017 performance periods:

TSR measured against S&P 500 Index

Rationale for 2016 changes:

The Compensation Committee believes the S&P 500 Index:

•     reflects a more appropriate group benchmark following the Company’s exit from more traditional lines of insurance;

•     represents a well-known and objective benchmark by which the Company’s performance can be measured; and

•     provides a robust sample of companies across different industries.

Payout Considerations
For the relative metric(s):

Payout above target if above-median performance is achieved

For performance periods before 2016, payouts capped at 150% of target if the composite percentile ranking is at or above the 75th percentile

For 2016 and 2017 performance periods, payouts capped at 200% of target if the percentile is at or above the 90th percentile

Minimum threshold for payout is the 25th percentile

Payouts for performance between the percentile levels are determined on a straight-line basis using linear interpolation

For the absolute metric:
Threshold for payout at pre-determined performance level. Payouts capped at 200% of target. Performance that is greater than threshold and less than maximum of cumulative three-year NOI EPS results in a proportional award. The interpolation is performed between the two corresponding payout tiers.

Rationale for the changes:

The Compensation Committee believes the increase in the maximum payout opportunity:

•     supports the Company’s pay for performance philosophy;

•     appropriately rewards participants for achieving 90th percentile performance against a more diverse industry index; and

•     ensures focus on driving shareholder returns over the long term.

[1]	Year-over-year growth in the Company’s total stockholder equity, excluding AOCI, divided by diluted shares outstanding at year-end.

[2]	Year-over-year growth in total revenue (net earned premiums, fee and investment income).

[3]	Percentage change on Company stock plus dividend yield percentage.

[4]	Cumulative three-year EPS NOI excluding catastrophe losses.

Table of Contents	Compensation Discussion & Analysis Part II - Elements of Our Executive Compensation Process

Performance-Based Long-Term Equity Plan Design—2017- 2019 Performance Period
Payments in respect of PSUs are generally intended to be deductible as “performance-based compensation” within the meaning of Section 162(m)(4) of the Code. Tax reform legislation recently signed into law expanded the number of individuals covered by Section 162(m) and eliminated the exception for performance-based compensation effective beginning for our 2018 tax year. (For additional details on Section 162(m), please see the discussion on page 30 under “Tax and Accounting Implications”). Additional information regarding the terms and conditions of PSUs and RSUs awarded under the ALTEIP is provided under the “Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table—Long-Term Equity Incentive Awards” on page 38. For additional information on PSUs and RSUs granted to our NEOs in 2016, please see columns (g) and (i), respectively, of the “Grants of Plan-Based Awards Table” on page 37.
In support of Assurant’s pay for performance philosophy, in 2017 the Compensation Committee approved equity payments for performance share units granted in 2014 based on the metrics described on the previous page. The Compensation Committee determined that the Company’s composite average percentile ranking relative to companies in the applicable index with regard to the three specified financial metrics over the 2014-2016 performance cycle was in the 37th percentile. Because, over the three-year performance cycle, the Company achieved below median performance relative to the designated index of peer companies, each of our NEOs received shares of Common Stock equal to 74% of the target number of PSUs granted in 2014.

Table of Contents	Compensation Discussion & Analysis Part II - Elements of Our Executive Compensation Process

Yearly Average PSU Percentile Ranking
2014-2016 Performance Period	Percentile/Percentage
Year 1	57th
Year 2	40th
Year 3	13th
Final Three-Year Average Percentile Ranking	37th
Payout as a Percentage of Long-Term Equity Incentive Opportunity	74%
RSUs. RSUs typically vest in equal annual installments over a three-year vesting period and are granted in March of each year.
In addition, the Compensation Committee may grant awards to attract executives critical to the success of the Company’s business strategy. Furthermore, from time to time the Compensation Committee may grant special awards to executives who demonstrate exceptional performance and are critical to the success of the Company’s business strategy over the long term.
These special awards typically consist of RSUs subject to vesting periods that are structured to facilitate retention through important business and/or career milestones. To facilitate retention, these awards will vest over a five-year period, with 10% increments vesting on each of the first four anniversaries of the grant date, and the remaining 60% vesting on the fifth anniversary of the grant date, subject to continued employment through each applicable vesting dates.
The Compensation Committee did not grant any special awards to NEOs in 2017.

Table of Contents	Compensation & Analysis Part III - The Compensation Committee's Decision-Making Process

III. The Compensation Committee’s Decision-Making Process
The Compensation Committee oversees our executive compensation program and advises the full Board on general aspects of Assurant’s compensation and benefit policies. The Compensation Committee is composed entirely of independent directors, as determined in accordance with its charter, our Corporate Governance Guidelines and applicable NYSE rules. The Compensation Committee’s charter and our Corporate Governance Guidelines are available under the “Corporate Governance” tab of the “Investor Relations” section of our website at http://ir.assurant.com.
Annual Compensation Review
The following chart outlines the Compensation Committee’s annual process in setting NEO compensation:

Step 1	Step 2	Step 3
Committee reviews pay for performance analysis prepared by independent compensation consultant.	Committee reviews target direct compensation at companies in general industry survey.	Committee establishes total direct compensation opportunities for NEOs.
Committee also considers input from the CEO on compensation of other NEOs.	(Availability of compensation data typically lags behind annual schedule used to set executive pay.)	(The Committee also reviews the allocations among each component of total direct compensation.)
For 2017, the Compensation Committee evaluated the recommendations of the CEO (for the compensation of the other NEOs) along with information and analysis provided by Semler Brossy, using data from a general industry survey from Willis Towers Watson. The Compensation Committee exercises its discretion in evaluating, modifying, approving or rejecting the CEO’s recommendations and makes all final decisions with regard to base salary, short-term incentives and long-term incentives for all executive officers, including the NEOs. The Compensation Committee also meets periodically in executive session without any members of management present to discuss recommendations and make decisions with respect to compensation of the Company’s executive officers.
Input from Management
Our CEO is not involved in the Compensation Committee’s determination of his compensation. Generally, the CEO completes a self-assessment of his own performance against prescribed criteria and each independent director separately assesses CEO performance using the same criteria.
The CEO annually reviews the performance and compensation of each of our executive officers in consultation with the Chief Human Resources Officer and makes recommendations regarding their compensation to the Compensation Committee. The CEO also provides input to the Compensation Committee, in consultation with the Company’s CFO and the Chief Human Resources Officer, on the annual incentive plan performance goals for the Company’s executive officers.
Input from Independent Compensation Consultant
The Compensation Committee has engaged Semler Brossy as its independent compensation consultant. At the Compensation Committee’s request, the independent compensation consultant provides analysis and advice on such items as pay competitiveness, incentive plan design, performance measurement, design and use of equity compensation and relevant market practices and trends with respect to the compensation of our executive officers and non-management directors (as applicable). Among other things, the independent compensation consultant prepares reports, delivers presentations and engages in discussions with the Compensation Committee regarding the information collected. These reports, presentations and discussions may address topics ranging from strategic considerations for compensation programs generally to the amount or specific components of each executive officer’s compensation. The independent compensation consultant also reviewed and provided input on the portions of the Company’s annual proxy statement regarding executive and director compensation matters.
At the direction of the Chair of the Compensation Committee, the independent compensation consultant prepares and reviews Compensation Committee materials and management’s recommendations in advance of each

Table of Contents	Compensation & Analysis Part III - The Compensation Committee's Decision-Making Process

Compensation Committee meeting or other Compensation Committee communication. The independent compensation consultant participates in most Compensation Committee meetings, in each case at the request of the Chair of the Compensation Committee. The decisions made by the Compensation Committee are the responsibility of the Compensation Committee and may reflect factors other than the recommendations and information provided by the independent compensation consultant.
Level of Compensation Provided
In 2017, we aimed to set target total direct compensation for each NEO at approximately the median level provided to executives with similar responsibilities at companies included in the general industry survey data from Willis Towers Watson. The Compensation Committee received an assessment from its independent consultant relating to target total direct compensation as described in “Changes to Compensation Levels and Pay Mix for 2017” on page 21.
Following the divestiture and wind-down of the Company’s more traditional insurance businesses, the Compensation Committee determined that a broad set of general industry companies would serve as the most appropriate point of comparison for market competitiveness, replacing the previously used custom peer group. In connection with the Company’s transformation, the Compensation Committee did not identify a peer group that was reflective of the Company’s focus on the housing and lifestyle markets and fee-based, capital light non-insurance businesses. As an input to the Compensation Committee’s evaluation of 2017 pay levels, competitive market positioning was evaluated relative to Willis Towers Watson general industry survey data for companies of comparable revenue. The survey includes a broad representation of companies among a variety of industries. The Compensation Committee will continue to evaluate whether the use of a peer group is appropriate as a source of comparison for level of compensation.

Table of Contents	Compensation Discussion & Analysis Part - IV. Governance Features of Executive Compensation

IV. Governance Features of Executive Compensation
Our executive compensation programs are guided by strong governance practices intended to reinforce our pay for performance philosophy, support our culture of accountability and encourage prudent risk management. Summarized below are the key governance features of our executive compensation programs.
Executive Compensation Recoupment (“Clawback”) Policy
Effective January 1, 2012, the Compensation Committee implemented a policy regarding the recoupment of performance-based incentive compensation awarded to the Company’s key executives on or after such date. The policy provides that, in the event that the Company is required to prepare a restatement of its financial results due to material noncompliance with any financial reporting requirement under the securities laws, the Compensation Committee may recover the excess of (x) any annual cash incentive and long-term cash or equity-based incentive award amounts provided to any of the Company’s current or former executive officers based on the original financial statements (including any deferrals thereof) over (y) the amounts that would have been provided based on the restatement. The recovery period may comprise up to three years preceding the date on which the Company is required to prepare the restatement. This is in addition to the clawback requirements of the Sarbanes-Oxley Act applicable to the CEO and CFO.
Stock Ownership Guidelines
The Company adopted Stock Ownership Guidelines and holding requirements for its non-employee directors and certain senior executives. The current Stock Ownership Guidelines are as follows:

Position	Minimum Stock Ownership Requirement
Non-Employee Director	Market value of 5 times annual base cash retainer
Chief Executive Officer	Market value of 5 times current base salary
Other Executive Officers	Market value of 3 times current base salary
Individuals have five years from their permanent appointment to a specified position to acquire the required holdings. An individual may not dispose of any holdings until such individual acquires the required holdings. The Compensation Committee tracks the ownership amounts of the non-employee directors and applicable executives on an annual basis. As of December 31, 2017, all of our executive officers, except for Mr. Dziadzio, were in compliance with the Company’s Stock Ownership Guidelines. Mr. Dziadzio is building toward the required holdings consistent with the Guidelines.
Timing of Equity Grants
Assurant does not coordinate the timing of equity awards with the release of material non-public information. Prior to 2018, under the Company’s Equity Grant Policy, annual equity awards granted by the Compensation Committee pursuant to the ALTEIP were granted on the second Thursday of March each year. Starting in 2018, annual equity awards will be granted on March 16 each year.
Prohibition on Hedging and Pledging Transactions
The NEOs are subject to the Company’s Insider Trading Policy, which prohibits employees and directors from engaging in hedging or monetizing transactions with respect to Company securities they own as well as holding Company securities in a margin account or pledging Company securities as collateral for a loan.
Tax and Accounting Implications
Historically, Section 162(m) of the Code limited the federal income tax deductibility of certain compensation amounts in excess of $1 million paid to a public corporation’s chief executive officer and the three other most highly-paid executive officers (other than the chief financial officer) unless such executive compensation was awarded under a performance-based plan approved by stockholders and met certain additional requirements. Effective beginning in 2013, Section 162(m)(6), which applies to compensation paid by health insurance companies and their affiliates

Table of Contents	Compensation Discussion & Analysis Part - IV. Governance Features of Executive Compensation

including the Company and its subsidiaries, was added to the Code as part of the Patient Protection and Affordable Care Act. It limits deductible compensation to $500,000 per employee and has no exception for qualified performance-based compensation. The Compensation Committee has continued to emphasize performance-based compensation that attracts, retains and rewards the executives necessary to successfully execute the Company’s business strategy. In 2016 and 2017, the Company was exempt from Section 162(m)(6) based on the de minimis exception applicable to companies whose revenue from certain health premiums accounts for less than 2% of total revenue. While the Compensation Committee generally seeks to pay compensation that is deductible, it reserves the right to pay non-deductible compensation to the extent it deems appropriate. Tax reform legislation recently signed into law expands the number of individuals covered by Section 162(m) to include our CFO and eliminates the exception for performance-based compensation effective for our 2018 tax year.
The compensation that we pay to the NEOs is reflected in our consolidated financial statements as required by GAAP. The Compensation Committee considers the financial statement impact, along with other factors, in determining the amount and form of compensation provided to executives. We account for stock-based compensation under the ALTEIP and all predecessor plans in accordance with the requirements of FASB ASC Topic 718.

Table of Contents	Compensation Discussion & Analysis Part - V. Benefits

V. Benefits
Assurant’s NEOs participate in the same health care, disability, life insurance, pension and 401(k) benefit plans made available generally to the Company’s U.S. employees. In addition, they are eligible for certain change of control benefits, supplemental retirement plans and executive disability benefits as described below.
Change of Control Benefits. Assurant is party to a change of control agreement (a “COC Agreement”) with each of its NEOs. The purpose of these COC Agreements is to enable our executives to focus on maximizing stockholder value in the context of a control transaction without regard to personal concerns related to job security.
The COC Agreements with our NEOs contain a “double trigger,” specifically meaning that benefits are generally payable only upon a termination of employment “without cause” by the Company or for “good reason” by the executive within two years following a change of control. Executives who have COC Agreements are also subject to non-compete and non-solicitation provisions. In addition, these agreements do not contain excise tax gross-up provisions. Rather, in the event of a change of control, our NEOs are entitled to receive either (i) the full benefits payable in connection with a change of control (whether under the COC Agreement or otherwise) or (ii) a reduced amount that falls below the applicable safe harbor provided under Section 280G of the Code, whichever amount provides the greater after-tax value for the executive. Additional information regarding the terms and conditions of the COC Agreements is provided under “Narrative to the Potential Payments Upon Termination or Change of Control Table—Change of Control Agreements” on pages 51-53.
Retirement Plans. We have an Executive 401(k) Plan (the “Executive 401(k) Plan”) and a 401(k) Plan (the “401(k) Plan”). These retirement plans are intended to provide our NEOs with competitive levels of income replacement upon retirement and thus to attract and retain talented executives in key positions. The Executive 401(k) Plan is designed to replace income levels capped under the 401(k) Plan by the compensation limit of Section 401(a)(17) of the Code ($270,000 for 2017). Additional information regarding the terms and conditions of these plans is provided under “Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table” on page 47.
We have a Supplemental Executive Retirement Plan (the “SERP”), an Executive Pension Plan (the “Executive Pension Plan”) and a Pension Plan (the “Pension Plan”). The Executive Pension Plan replaces income levels capped under the Pension Plan by the compensation limit of Section 401(a)(17) of the Code. The SERP supplements the pension benefits provided under the Pension Plan, Executive Pension Plan and Social Security so that total income replacement from these programs will equal up to 50% of an NEO’s base salary plus his annual incentive target. Effective January 1, 2014, the SERP, Executive Pension Plan and Pension Plan were closed to new participants. Effective March 1, 2016, the SERP, Executive Pension Plan and Pension Plan were frozen to better align our benefit offerings with the marketplace. No additional benefits will have accrued after February 29, 2016 for any of these plans. Additional information regarding the terms and conditions of these plans is provided under “Narrative to the Pension Benefits Table” on page 42.
Deferred Compensation Plans. Each of the NEOs is eligible to participate in the Amended and Restated Assurant Deferred Compensation Plan (the “ADC Plan”). The ADC Plan enables key employees to defer a portion of eligible compensation, which is then notionally invested in a variety of mutual funds. Deferrals and withdrawals under the ADC Plan are intended to comply with Section 409A of the Code (“Section 409A”). Before the adoption of Section 409A and the establishment of the ADC Plan in 2005, the NEOs were eligible to participate in either the Assurant Investment Plan or the American Security Insurance Company Investment Plan (the “ASIC Plan”). However, after the enactment of Section 409A, both plans were frozen as of January 1, 2005 and, currently, only withdrawals are permitted. Additional information regarding the terms and conditions of the ASIC Plan is provided under “Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table” on page 47.
Long-Term Disability Benefits. As part of the Company’s general benefits program, the Company provides Long-Term Disability (“LTD”) coverage for all benefits-eligible employees under a group policy. LTD benefits replace 60% of an employee’s monthly plan pay (which is generally defined as base salary plus the amount of the employee’s target bonus percentage), up to a maximum monthly benefit of $15,000. As an additional benefit, each NEO is eligible for Executive LTD coverage, subject to underwriting for amounts in excess of a guaranteed monthly benefit of $3,000. Executive LTD supplements benefits payable under the group LTD policy and provides a maximum monthly benefit of $10,000. The combined maximum LTD (group LTD and Executive LTD) benefit is $25,000 per

Table of Contents	Compensation Discussion & Analysis Part - V. Benefits

month. Executive LTD is provided through the purchase of individual policies and is fully paid for by the Company. Additional information regarding Executive LTD benefits is provided in footnote 3 to the Summary Compensation Table on page 35.

Table of Contents	Executive Compensation

EXECUTIVE COMPENSATION
Summary Compensation
The following table sets forth the cash and other compensation earned by the NEOs for all services in all capacities during 2017, 2016 and 2015 as applicable.
Summary Compensation Table for Fiscal Years 2017, 2016 and 2015

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards[1] ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings[2] ($)	All Other Compensation[3] ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Alan B. Colberg, President and Chief Executive Officer (effective January 1, 2015)	2017	955,000	—	5,942,923	—	1,741,920	388,195	246,705	9,274,743
	2016	955,000	—	4,696,423	—	1,130,720	627,302	388,436	7,797,881
	2015	850,000	—	3,822,671	—	2,080,800	1,355,910	164,844	8,274,225
Richard S. Dziadzio, Executive Vice President, Chief Financial Officer and Treasurer (effective July 18, 2016)
	2017	625,000	—	1,948,460	—	712,500	—	105,162	3,391,122
	2016	283,205	—	2,331,766	—	462,500	—	26,326	3,103,797
Gene E. Mergelmeyer, Executive Vice President and Chief Operating Officer (effective July 1, 2016)	2017	675,000	—	2,520,344	—	936,563	1,028,023	252,259	5,412,189
	2016	657,500	—	2,556,017	—	700,313	900,332	315,291	5,129,453
	2015	630,000	—	1,416,644	—	1,262,520	452,456	215,838	3,977,458
Christopher J. Pagano, Executive Vice President and Chief Risk Officer (effective July 18, 2016)	2017	625,000	—	1,748,435	—	712,500	1,008,361	162,364	4,256,660
	2016	639,583	50,000[4]	2,030,393	—	528,525	631,888	269,341	4,149,730
	2015	650,000	—	1,624,031	—	1,193,400	512,028	162,946	4,142,405
Bart R. Schwartz, Executive Vice President, Chief Legal Officer and Secretary (through October 30, 2017)[5]	2017	595,000	—	1,777,349	—	678,300	268,523	141,106	3,460,278
	2016	595,000	—	1,478,457	—	440,300	260,104	220,629	2,994,490
	2015	585,000	—	1,315,486	—	895,050	386,205	140,617	3,322,358
Ajay Waghray, Executive Vice President and Chief Technology Officer (effective May, 9 2016)
	2017	525,000	—	1,468,555	—	598,500	—	291,254	2,883,309
	2016	338,335	—	2,093,043	—	388,500	—	290,075	3,109,953

[1]
The amounts reported in column (e) for 2017, 2016 and 2015 represent awards of PSUs and RSUs. These amounts are consistent with the grant date fair values of each award computed in accordance with FASB ASC Topic 718 using the closing price of our Common Stock on the grant date. Please see column (k) in the Grants of Plan-Based Awards table on page 37 for the closing price on the grant date for 2017 awards.

The amounts included in column (e) for PSUs were computed based on the achievement of target level performance for each award. As described in “CD&A—Long-Term Equity Incentive Compensation—PSUs” on page 24, payouts for PSU awards can range from no payout to 150-200% maximum payout depending on the performance period.
Assuming the achievement of maximum level performance for each NEO, the amounts in column (e) (representing both RSUs and PSUs) would be as follows: (i) for awards granted in 2017: $10,632,422 for Mr. Colberg; $3,485,944 for Mr. Dziadzio; $3,128,081 for Mr. Pagano; $4,509,149 for Mr. Mergelmeyer; $2,627,402 for Mr. Waghray; and $3,179,810 for Mr. Schwartz; (ii) for awards granted in 2016    : $8,258,806 for Mr. Colberg; $3,436,046 for Mr. Dziadzio; $3,306,503 for Mr. Pagano; $3,812,511 for Mr. Mergelmeyer; $3,020,674 for Mr. Waghray; and $2,599,887 for Mr. Schwartz; and (iii) for awards granted in 2015: $5,255,875 for Mr. Colberg; $2,232,927 for Mr. Pagano; $1,947,771 for Mr. Mergelmeyer; and $1,808,686 for Mr. Schwartz.
Please see Footnote 18, Stock Based Compensation—Performance Share Units, of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC (the “2017 Form 10-K”) for a discussion of the assumptions used in this valuation.

[2]
The change in pension value is the aggregate change in the actuarial present value of the respective NEO’s accumulated benefit under the Company’s three defined benefit pension plans (the SERP, the Executive Pension Plan and the Assurant Pension Plan) from December 31, 2016 to December 31, 2017, from December 31, 2015 to December 31, 2016 and from December 31, 2014 to December 31, 2015. For each plan, the change in the pension value is determined as the present value of the NEO’s accumulated benefits as of December 31, 2015, December 31, 2016 or December 31, 2017 plus the amount of any benefits paid from the plan during the year less the present value of the accumulated benefits as of December 31, 2014, December 31, 2015 or December 31,

2016, as applicable. Present values of accumulated benefits as of December 31, 2014, December 31, 2015, December 31, 2016 and December 31, 2017 use the same assumptions as included in the financial statements in the Company’s Annual Reports on Form 10-K for the fiscal years ending December 31, 2014, December 31, 2015, December 31, 2016 and December 31, 2017, respectively, as filed with the SEC. Effective February 29, 2016, the accrual of additional benefits under the SERP, Executive Pension and Pension Plans was frozen.

[3]
The table below details the amounts reported in the “All Other Compensation” column, which includes premiums paid for Executive LTD, Company contributions to the Executive 401(k) Plan, Company contributions to the Assurant 401(k) Plan, dividends and dividend equivalents, and certain other amounts during 2017:

Name	Executive LTD	Company Contributions to Executive 401(k)	Company Contributions to Assurant 401(k)	Dividends and Dividend Equivalents[a]	Other Amounts[b]	Total
Alan B. Colberg	$6,284	$108,943	$16,200	$115,278	$—	$246,705
Richard S. Dziadzio	$5,670	$49,050	$16,200	$34,242	$—	$105,162
Gene E. Mergelmeyer	$9,493	$68,344	$16,200	$124,072	$34,150	$252,259
Christopher J. Pagano	$2,785	$53,012	$16,200	$90,367	$—	$162,364
Bart R. Schwartz	$8,368	$45,918	$16,200	$70,620	$—	$141,106
Ajay Waghray	$6,080	$38,610	$16,200	$30,364	$200,000	$291,254

[a]
The amounts in this column reflect the dollar value of dividends and dividend equivalents paid in 2017 on unvested RSUs that were not factored into the grant date fair value required to be reported for these awards in column (e). The amounts in column (i) of the Summary Compensation Table for prior years reflect the dollar value of dividends and dividend equivalents paid on unvested awards of RSUs in those respective years that were not factored into the grant date fair value required to be reported for these awards in column (e). Dividend equivalents were paid on 2014 PSUs for shares vested in 2017; and on 2013 PSUs for shares vested in 2016. No dividends or dividend equivalents were paid on PSUs granted in 2017, 2016 or 2015.

[b]
Amounts in this column reflect: (i) in the case of Mr. Mergelmeyer, a $33,750 payment made in 2017 for unused vacation time during 2017 and $400 Health Savings Account taxable income, as required by California state law; and (ii) in the case of Mr. Waghray, $200,000 in relocation expenses; no tax gross ups were provided to Mr. Waghray in relation to this benefit.

4 Mr. Pagano received a $50,000 cash bonus in recognition of his leadership during the transformation in the finance department and his simultaneous leadership of the enterprise risk management function.
5 Mr. Schwartz is an NEO despite not being an executive officer at the end of 2017 because of 17 CFR 229.402(a)(3)(iv).

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CEO Pay Ratio

For 2017 and future years, the Securities and Exchange Commission ("SEC") requires a public company to disclose the ratio of the compensation of its Chief Executive Officer (“CEO”) to the compensation of its median employee. Our CEO is Mr. Colberg.
SEC rules allow us to select a methodology for identifying the median employee that is appropriate based on our size, organizational structure and compensation programs. We identified the median employee by ranking the total cash compensation, including base pay, overtime and cash incentive pay, for all employees, excluding our CEO, who were employed by us as of October 1, 2017. We selected October 1, 2017 as a cutoff date to allow ourselves the additional time to collect the required pay details and complete the calculation. We used the following methodology, consistently applied across the entire global employee population, to rank our employee population to determine our median employee:

•	We included all US and non-US employees, employed on a full-time, part-time or temporary basis. The calculation covers 14,618 employees in total.

•	Actual base pay during the period October 1, 2016 through September 30, 2017 was used for all participants. No compensation components were annualized.

•	We included overtime pay and cash incentive compensation, including shift differentials, referral bonuses, and "sign-on" bonuses, paid during the period October 1, 2016 through September 30, 2017.

•	For the non-US population, a 12-month average of the monthly exchange rates (October 2016 - September 2017) was used to convert all foreign currency payments to US dollars.

We did not rely on any other material assumptions, adjustments (such as cost-of-living adjustments) or estimates (such as statistical sampling) with respect to total cash compensation for purposes of employee ranking. Our 2017 pay ratio is intended to be a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
After identifying the median employee, we calculated the annual total compensation for such employee using the same methodology we used for our CEO as set forth in the 2017 Summary Compensation Table found on page 34. For 2017, we estimate that our CEO to median employee pay ratio is: 221.6, the annual total compensation for the median employee was $41,853, and the annual total compensation for our CEO was $9,274,743.

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Grants of Plan-Based Awards
The table below sets forth individual grants of awards made to each NEO during 2017.
Grants of Plan-Based Awards Table for Fiscal Year 2017

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)[3]
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Alan Colberg	3/9/2017	—	—	—	—	—	—	12,538	—	—	$1,253,424
	3/9/2017	—	—	—	18,807	37,614	75,228	—	—	—	$4,689,499
	—	0	1,528,000	3,056,000	—	—	—	—	—	—	—
Richard S. Dziadzio	3/9/2017	—	—	—	—	—	—	4,111	—	—	$410,977
	3/9/2017	—	—	—	6,166	12,332	24,664	—	—	—	$1,537,483
	—	0	625,000	1,250,000	—	—	—	—	—	—	—
Christopher J. Pagano	3/9/2017	—	—	—	—	—	—	3,689	—	—	$368,789
	3/9/2017	—	—	—	5,533	11,066	22,132	—	—	—	$1,379,646
	—	0	625,000	1,250,000	—	—	—	—	—	—	—
Gene E. Mergelmeyer	3/9/2017	—	—	—	—	—	—	5,317	—	—	$531,540
	3/9/2017	—	—	—	7,976	15,952	31,904	—	—	—	$1,988,804
	—	0	843,750	1,687,500	—	—	—	—	—	—	—
Bart R. Schwartz	3/9/2017	—	—	—	—	—	—	3,750	—	—	$374,888
	3/9/2017	—	—	—	5,625	11,249	22,498	—	—	—	$1,402,461
	—	0	595,000	1,190,000	—	—	—	—	—	—	—
Ajay Waghray	3/9/2017	—	—	—	—	—	—	3,098	—	—	$309,707
	3/9/2017	—	—	—	4,648	9,295	18,590	—	—	—	$1,158,848
	—	0	525,000	1,050,000	—	—	—	—	—	—	—

[1]
The values in columns (c), (d), and (e) are based on multiplying a 0 (threshold), 1 (target), and 2 (maximum) multiplier times each NEO’s annual incentive target award percentage. The actual annual incentive award earned by each NEO for 2017 performance is reported in the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

[2]	As described in the “CD&A — Long-Term Equity Incentive Compensation — PSUs” on pages 24, payouts for PSU awards can range from no payment to 200% maximum payout.

[3]
The base price of 2017 RSU awards is equal to the closing price of our Common Stock on the grant date. The grant date fair value of each RSU award was computed in accordance with FASB ASC Topic 718 using the closing price of our Common Stock on the grant date.

The base price of 2017 PSU awards and the grant date fair value of each PSU award were computed in accordance with FASB ASC Topic 718 based on achievement of target performance. Please see Footnote 18, Stock Based Compensation-Performance Share Units, of the Company’s 2017 Form 10-K for a discussion of the assumptions used in this valuation.

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Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table
Annual Incentive Awards
Annual incentive awards are paid pursuant to the ESTIP approved by the Company’s stockholders in May 2008. After the end of each year, the Compensation Committee certifies the amount of the Company’s net income and the maximum award amounts that can be paid under the ESTIP. The Compensation Committee then has discretion to pay an incentive award that is less than the applicable maximum. For 2017, the Compensation Committee exercised discretion to reduce participants’ awards by applying the performance goals described in the CD&A under “—2017 Annual Incentive Compensation” beginning on page 22. The threshold, target and maximum payout amounts disclosed in the Grants of Plan-Based Awards Table reflect the application of the performance goals.
Long-Term Equity Incentive Awards
Equity-based awards to our NEOs are currently granted under the ALTEIP. The ALTEIP was approved by the Company’s stockholders in May 2017. Prior to May 2017, all equity-based awards were granted pursuant to the Assurant, Inc. Long Term Equity Incentive Plan, which was originally approved by stockholders in 2008 with the material terms of the performance goals thereunder reapproved by the Company’s stockholders in May 2015.
Generally, RSUs vest in three equal annual installments on each of the first three anniversaries of the grant date, subject to full or partial acceleration in connection with certain qualifying events. The RSUs granted upon hiring or as special awards to Messrs. Pagano, Colberg and Mergelmeyer in November 2013, to Messrs. Pagano and Mergelmeyer in May 2014, to Messrs. Waghray and Pagano in May 2016 and to Messrs. Dziadzio and Mergelmeyer in July and September 2016, respectively, vest over a five-year period, with four 10% increments vesting on each of the first four anniversaries of the grant date, with the remaining 60% vesting on the fifth anniversary of the grant date, subject to each of their continued employment through the applicable vesting dates (with the exception of a termination without cause for Mr. Dziadzio). Dividend equivalents on RSUs are paid in cash during the vesting period. Participants do not have voting rights with respect to RSUs.
PSUs vest on the third anniversary of the grant date, subject to a participant’s continuous employment through the vesting date and the level of performance achieved. Dividend equivalents on PSUs are accrued and paid in cash at the end of the performance period in accordance with the level of performance achieved. Participants do not have voting rights with respect to PSUs.
For a discussion of the role of long-term equity incentive compensation in our overall NEO compensation program, as well as an explanation of the ratio of long-term equity incentive compensation to total compensation, please see “CD&A —Mix of Target Total Direct Compensation Elements” and “—Long-Term Equity Incentive Compensation” on pages 21 and 24, respectively.

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Outstanding Equity Awards at Fiscal Year End
The table below provides information concerning unexercised options and stock that has not vested for each NEO outstanding as of December 31, 2017.
Outstanding Equity Awards Table for Fiscal Year 2017

Option Awards					Stock Awards[1]
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested[2] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[2] ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)		(j)
Alan Colberg						2,100	[9]	211,764
						5,152	[3]	519,528
						9,847	[7]	992,971
						12,538	[8]	1,264,332
									26,429	[6]	2,665,100
									29,688	[4]	2,993,738
									18,807	[5]	1,896,498
Richard S. Dziadzio						2,676	[12]	269,848
						9,000	[13]	907,560
						4,111	[8]	414,553
									8,067	[11]	813,476
									6,166	[5]	621,779
Christopher J. Pagano						2,100	[9]	211,764
						2,100	[10]	211,764
						2,189	[3]	220,739
						3,528	[7]	355,764
						3,600	[14]	363,024
						3,689	[8]	371,999
									11,228	[6]	1,132,232
									10,635	[4]	1,072,433
									5,533	[5]	557,948
Gene E. Mergelmeyer						5,317	[8]	536,166
									9,794	[6]	987,627
									10,471	[4]	1,055,896
									7,976	[5]	804,300
Bart R. Schwartz						3,750	[8]	378,150
									9,095	[6]	917,140
									9,346	[4]	942,451
									5,625	[5]	567,225

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Ajay Waghray	2,263	[16]	228,201
	9,000	[14]	907,560
	3,098	[8]	312,402
				6,822	[15]	687,930
				4,648	[5]	468,704

[1]	These columns represent awards under the ALTEIP. Awards are PSUs or RSUs.

[2]	Value was determined using the December 29, 2017 closing price of our Common Stock of $100.84.

[3]	This RSU award was granted on March 12, 2015 and vests in three equal annual installments on each of the first three anniversaries of the grant date.

[4]
This PSU award was granted on March 10, 2016 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance targets. In accordance with Instruction 3 to Regulation S-K Item 402(f)(2), the values for this award in columns (i) and (j) are reported at 67% of target level. The ultimate payout under this PSU award is based on a final determination of performance during the full 2017-2018 performance period, which is not yet determinable and which may differ from the performance level required to be disclosed in this table.

[5]
This PSU award was granted on March 9, 2017 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance targets. In accordance with Instruction 3 to Regulation S-K Item 402(f)(2), the values for this award in columns (i) and (j) are reported at threshold levels, as the Company’s ranked average performance for 2017 relative to the applicable index was not determinable as of the date of filing of this proxy statement. The ultimate payout under this PSU award is based on a final determination of performance during the full 2017-2019 performance period, which is not yet determinable and which may differ from the performance level required to be disclosed in this table.

[6]
This PSU award was granted on March 12, 2015 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance targets. In accordance with Instruction 3 to Regulation S-K Item 402(f)(2), the values for this award in columns (i) and (j) are reported at 57% of target level. The ultimate payout under this PSU award is based on a final determination of performance during the full 2016-2017 performance period, which is not yet determinable and which may differ from the performance level required to be disclosed in this table.

[7]	This RSU award was granted on March 10, 2016 and vests in three equal annual installments on each of the first three anniversaries of the grant date.

[8]	This RSU award was granted on March 9, 2017 and vests in three equal annual installments on each of the first three anniversaries of the grant date.

[9]
This RSU award was granted on November 14, 2013 and vests in four 10% installments on each of the first four anniversaries of the grant date. The remaining 60% installment vests on the fifth anniversary of the grant date.

[10]
This RSU award was granted on May 8, 2014 and vests in four 10% installments on each of the first four anniversaries of the grant date. The remaining 60% installment vests on the fifth anniversary of the grant date.

[11]
This PSU award was granted on July 18, 2016 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance targets. In accordance with Instruction 3 to Regulation S-K Item 402(f)(2), the values for this award in columns (i) and (j) are reported at 67% of target target level. The ultimate payout under this PSU award is based on a final determination of performance during the full 2017-2018 performance period, which is not yet determinable and which may differ from the performance level required to be disclosed in this table.

[12]	This RSU award was granted on July 18, 2016 and vests in three equal annual installments on each of the first three anniversaries of the grant date.

[13]
This RSU award was granted on July 18, 2016 and vests in four 10% installments on each of the first four anniversaries of the grant date. The remaining 60% installment vests on the fifth anniversary of the grant date.

[14]
This RSU award was granted on May 10, 2016 and vests in four 10% installments on each of the first four anniversaries of the grant date. The remaining 60% installment vests on the fifth anniversary of the grant date.

[15]
This PSU award was granted on May 10, 2016 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance targets. In accordance with Instruction 3 to Regulation S-K Item 402(f)(2), the values for this award in columns (i) and (j) are reported at 67% of target target level. The ultimate payout under this PSU award is based on a final determination of performance during the full 2017-2018 performance period, which is not yet determinable and which may differ from the performance level required to be disclosed in this table.

[16]	This RSU award was granted on May 10, 2016 and vests in three equal annual installments on each of the first three anniversaries of the grant date.

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Option Exercises and Stock Vested in Last Fiscal Year
The following table provides information regarding all of the SARs that were exercised by the NEOs during 2017, and all RSUs, PSUs and shares of restricted stock held by the NEOs that vested during 2017 on an aggregated basis.
Option Exercises and Stock Vested Table for Fiscal Year 2017

Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) [1]	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($) [1]
(a)	(b)	(c)	(d)		(e)
Alan B. Colberg	—	—	350		34,598
			1,630		162,038
			5,152		513,345
			4,923		490,528
			10,853	[3]	1,027,779
Richard S. Dziadzio	—	—	1,338		139,875
			1,000		104,540
Christopher J. Pagano	—	—	350		34,598
			1,630		162,038
			300		31,590
			2,189		218,112
			1,763		175,665
			400		41,452
			10,853	[3]	1,027,779
Gene E. Mergelmeyer	—	—	1,736		172,975
			3,474	[2]	322,596
			1,000		90,770
			9,000	[2]	835,740
			10,853	[3]	1,027,779
Bart R. Schwartz	—	—	1,630		162,038
			1,773		176,662
			1,773	[2]	181,307
			1,550		154,442
			3,100	[2]	317,006
			10,853	[3]	1,027,779
Ajay Waghray	—	—	1,131		117,206
			1,000		103,630

1
The value realized on exercise and/or vesting was determined using the closing price of our Common Stock on the exercise or vesting date (or prior trading day if the exercise or vesting date fell on a weekend or holiday).

2
This amount represents the value of outstanding RSU awards granted to Mr. Mergelmeyer in 2016 and Mr. Schwartz in 2016 and 2015 that, in accordance with the terms of the applicable award agreements, became fully vested in 2017 because these executives are eligible for retirement. Payouts in respect of this award will continue in accordance with the applicable vesting schedule, subject to full payout in the event of an actual retirement from employment (in compliance with Section 409A). Accordingly, the amount of compensation actually realized upon a payout will be based on the then-fair market value of the Common Stock and may differ from the amount set forth above.

3
These amounts represent the value of PSU awards granted in 2014 that, in accordance with the terms of the applicable award agreements, became fully vested in 2017. The performance ranking for these awards fell below the target performance of the peer group which resulted in a final payout amount of 74% of target shares awarded. Accordingly, the

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amount of compensation actually realized upon a payout is based on the fair market value of the Common Stock on the date the Compensation Committee approved the performance ranking, which was April 21, 2017.

Pension Benefits
The Company maintains three defined benefit pension plans. Two are nonqualified executive defined benefit pension plans: the SERP and the Executive Pension Plan. In addition, the Company maintains the Pension Plan, a broad-based, tax qualified, defined benefit pension plan.
The table below provides information for each defined benefit plan that provides for pension payments to the NEOs.
Pension Benefits Table for Fiscal Year 2017

Name	Plan Name	Number of Years of Credited Service [1] (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Alan B. Colberg	Pension Plan	4	30,900
	Executive Pension Plan	4	127,862
	SERP	4.9167	2,861,801
Richard S. Dziadzio	Pension Plan	0	0
	Executive Pension Plan	0	0
	SERP	0	0
Gene E. Mergelmeyer[2]	Pension Plan	18.38	659,623
	Executive Pension Plan	18.38	418,751
	SERP	18.5	7,918,211
Christopher J. Pagano	Pension Plan	19	214,200
	Executive Pension Plan	19	864,610
	SERP	20	7,363,118
Bart R. Schwartz[2]	Pension Plan	7	53,550
	Executive Pension Plan	7	206,390
	SERP	7.9167	3,054,092
Ajay Waghray	Pension Plan	0	0
	Executive Pension Plan	0	0
	SERP	0	0

1	None of the NEOs have more years of credited service under any of the plans than actual years of service with the Company.

2	As of December 31, 2017, Mr. Mergelmeyer and Mr. Schwartz met the requirements for retirement eligibility (age 55 with 10 years of service). Mr. Schwartz retired on January 2, 2018.
Narrative to the Pension Benefits Table
The following is a description of the plans and information reported in the Pension Benefits Table.
The Pension Plan
Eligible employees hired by the Company prior to January 1, 2014, were generally able to participate in the Pension Plan after completing one year of service with the Company. Employees hired by the Company on or after January 1, 2014 were not eligible to participate in the Pension Plan. Effective March 1, 2016, the Pension Plan was frozen to better align our benefit offerings with the marketplace. No additional benefits have accrued since February 29, 2016. Each active plan participant on December 31, 2000 was given the choice to continue having his or her benefits calculated under the applicable prior plan formula or to have his or her benefits determined under the current pension formula. Benefits for employees joining (or rejoining) the plan after December 31, 2000 were determined under the current pension formula. Mr. Mergelmeyer is covered under the prior plan formula. Messrs.

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Colberg, Pagano and Schwartz are covered under the current plan formula. Messrs. Dziadzio and Waghray are not eligible to participate in the Pension Plan.
Under the current plan formula, the lump sum value of the benefit is based on the participant’s accumulated annual accrual credits multiplied by their final average earnings, but is not less than the present value of accrued benefits under the prior plan formula. Final average earnings (for both the current and prior plan formula) is defined as the highest average annual compensation for five consecutive complete calendar years of employment during the ten consecutive complete calendar years immediately prior to the plan freeze date. As set forth below, annual accrual credits are measured in percentages and increase as participants reach certain credited service milestones.

Years of Service	Credit
Years 1 through 10	3%
Years 11 through 20	6%
Years 21 through 30	9%
Years 30 and over	12%
Under the current plan formula, the present value of accumulated benefits as of December 31, 2017 is determined as the lump sum value of the benefit based on the participant’s accumulated annual accrual credits and final average earnings (limited by Section 401(a)(17) of the Code), which were frozen as of February 29, 2016, and are not less than the present value of accrued benefits under the prior plan formula as of December 31, 2000.
The prior plan formula is calculated by taking (a) 0.9% multiplied by final average earnings up to Social Security covered compensation multiplied by years of credited service (up to 35 years) plus (b) 1.3% multiplied by final average earnings in excess of Social Security covered compensation multiplied by years of credited service (up to 35 years) plus (c) 1.3% multiplied by final average earnings multiplied by years of credited service in excess of 35. Under the prior plan formula, the present value of accumulated benefits as of December 31, 2016 is determined based on the accrued plan benefit at that date and assumes the following: (1) the executives will retire from Assurant at age 65, (2) 35% of executives will receive their payments in the form of a life annuity and 65% of executives will receive their payments in the form of a 50% joint & survivor annuity, and (3) the present value of annuity benefits is based on an interest rate assumption of 3.67% and the MILES—Banking, Finance and Insurance mortality table with MMP-2016 improvements (which the Company adopted in January 2017).
The normal retirement age for the Assurant Pension Plan is 65. Benefits are actuarially reduced for any payment prior to age 65. A participant covered under the prior plan formula generally can commence his or her benefit at age 55, provided that he or she has accrued ten years of credited service, or elect to commence benefits at age 65. Participants covered under the current plan formula may immediately commence their benefit at termination of employment or they may elect to defer the commencement up to age 65. A participant becomes 100% vested in the benefits under the current plan formula after three years of vesting service. If the participant elected to participate in the prior plan formula, the benefits will become vested after five years of vesting service. All of the participating NEOs are 100% vested. If the participant is married, the normal form of payment is a 50% joint and survivor annuity. If the participant is not married, the normal form of payment is a life annuity.
The Executive Pension Plan
Eligible employees hired by the Company prior to January 1, 2014, were generally able to participate in the Executive Pension Plan after completing one year of service with the Company and when their eligible compensation exceeded the Section 401(a)(17) compensation limit. Employees hired by the Company on or after January 1, 2014 were not eligible to participate in the Executive Pension Plan. Effective March 1, 2016, the Executive Pension Plan was frozen to better align our benefit offerings with the marketplace. No additional benefits will accrue after February 29, 2016. For participants who were covered under the prior plan formula, eligible compensation was capped for 2016 at $420,000 and this cap was adjusted annually for inflation. Eligible compensation for participants covered under the current plan formula was not capped. With respect to the plan formula to determine benefits, the elections made under the Assurant Pension Plan on December 31, 2000 also applied to the Executive Pension Plan. Mr. Mergelmeyer is covered under the prior plan formula. Messrs. Colberg, Pagano and Schwartz are covered under the current plan. Messrs. Dziadzio and Waghray are not eligible to participate in the Executive Pension Plan.

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A participant’s benefit under the Executive Pension Plan is equal to the benefit he or she would have received under the Pension Plan at normal retirement age (65), recognizing all eligible compensation (not subject to the limit in the Code) reduced by the benefit payable under the Pension Plan. The benefits under the Executive Pension Plan are payable only in a lump sum following termination of employment. Payments will be made following termination of employment and are subject to the restrictions under Section 409A. Credited service for determining a participant’s benefit under each of these formulas begins after an employee begins participating in the plan and was frozen as of February 29, 2016. A participant becomes 100% vested in the benefits under the Executive Pension Plan after three years of service if the participant has elected to participate in the current plan formula, and after five years of service if the participant has elected to participate in the prior plan formula. All participating NEOs are 100% vested. Messrs. Dziadzio and Waghray are not eligible to participate in the Executive Pension Plan.
The methodology for determining the present value of the accumulated benefits under the Executive Pension Plan uses the same assumptions and methodologies as the Assurant Pension Plan described above, except that benefits calculated under the prior plan formula are paid as a lump sum rather than an annuity. For current plan formula participants, the present value of accumulated benefits as of December 31, 2017 is determined as the lump sum value of the benefit based on the participant’s accumulated annual accrual credits and unlimited final average earnings, which were frozen as of February 29, 2016, offset by the Assurant Pension Plan benefits. For prior plan benefits, the present value of accumulated benefits as of December 31, 2017 is based on the benefit produced under the prior plan formula converted to a lump sum payment5 at the plan’s normal retirement age of 65.
The SERP
Prior to January 1, 2014, executives were nominated by the Company and approved by the Compensation Committee for participation in the SERP. Effective March 1, 2016, the SERP was frozen to better align our benefit offerings with the marketplace. No additional benefits will accrue after February 29, 2016. Under the SERP, when a participant terminates employment, he or she is entitled to a benefit equal to a “Target Benefit” that is offset by the participant’s benefit payable from the Pension Plan, the Executive Pension Plan and the participant’s estimated Social Security benefit. The Target Benefit is equal to 50% of the participant’s eligible compensation as of February 29, 2016 multiplied by a fraction, not to exceed 1.0, whose numerator is equal to the number of months of credited service, which was frozen as of February 29, 2016, and whose denominator is equal to 240. After 20 years of credited service and turning age 60, 62 or 65, as applicable, a participant will earn a full 50% benefit under the SERP payable as a life annuity. Generally, credited service is based on the participant’s years of service with the Company. If a participant was formerly employed by an acquired company, then service with that company may be recognized under the SERP at the discretion of the Compensation Committee. No additional credited service was earned after February 29, 2016. In 2006, based on a study of the market practice, the Compensation Committee approved a change to the normal retirement age from age 60 to age 62. This change is effective only for participants who joined the SERP during the period between January 1, 2007 and December 31, 2009. Because Messrs. Pagano, Mergelmeyer and Schwartz were approved for participation in the SERP between January 1, 2007 and December 31, 2009, the change in normal retirement age applies to them. For participants who join the SERP on or after January 1, 2010, the normal retirement age is 65. Because Mr. Colberg was approved for participation in the SERP after January 1, 2010, this change applies to him. A participant commences vesting in the SERP on the second anniversary of participation and continues to vest at the rate of 3% for each month of employment thereafter with the Company. Messrs. Dziadzio and Waghray are not eligible to participate in the SERP.
For benefits earned and vested as of December 31, 2004, a participant may commence his or her vested SERP benefit at any time following termination and the default form of payment under the SERP is a single lump sum payment that is the actuarial equivalent of the SERP benefit payable as a life annuity (but a participant may elect a different form of benefit). For benefits earned or vested after December 31, 2004, the only form of payment available under the SERP is a single lump payment that is the actuarial equivalent of the SERP benefit payable as a life annuity.
As of December 31, 2017, Messrs. Colberg, Pagano, Mergelmeyer and Schwartz were 100% vested in their SERP benefits. Of the participating NEOs, only Mr. Schwartz had attained normal retirement age as of December 31, 2017; therefore, if any of the participating NEOs other than Mr. Schwartz had terminated employment on or prior to that date, their SERP benefit would have been actuarially reduced to reflect their respective ages.

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The present value of the accumulated benefits as of December 31, 2017 was determined based on the December 31, 2017 accrued benefit using the base salary, target ESTIP award and credited service as of February 29, 2016. The present value of the accumulated benefits as of December 31, 2017 was determined assuming the following: (1) the executives will retire from Assurant at the plan’s normal retirement age; (2) the executives will receive their benefits in accordance with their current form of payment elections; (3) the present value of single lump sum benefits is determined using an interest rate of 3.49% to the retirement date and a lump sum conversion factor6 at retirement.
5 The lump sum conversion basis at retirement consists of the greater of an interest rate of 5.00% and the 1994 Group Annuity Mortality Table and segmented high-quality corporate bond rates using the mortality required by Section 417(e) of the Code, as updated by the Pension Protection Act of 2006 (the “PPA”). Accordingly, the lump sum values shown are based on an interest rate of 2.20% for years 0-5, 3.57% for years 5-20 and 4.24% for years 20+. The present value of the lump sum payment is determined using a pre-retirement interest rate of 3.49%.
6 The lump sum values shown for Messrs. Colberg, Pagano, Mergelmeyer, and Schwartz are based on December 2017 monthly bond segment rates of 2.20% for years 0-5, 3.57% for years 5-20 and 4.24% for years 20+. The mortality is based on the Section 417(e) mortality prescribed by the PPA.

Number of Years of Credited Service
The number of years of credited service varies between plans for the following reasons. Eligibility for the Pension Plan and Executive Pension Plan was based on a one-year waiting period from date of hire and resulted in the same amount of credited service under both plans. Eligibility under the SERP generally recognized all service with the Company; however, if a participant was formerly employed by an acquired company, then service with that company may or may not have been recognized under the SERP at the discretion of the Compensation Committee. Mr. Mergelmeyer has prior service that was not recognized. No additional credited service was earned after February 29, 2016 for the Pension Plan, Executive Pension Plan, and SERP.
Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans
The table below sets forth, for each NEO, information with respect to each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified. The Company currently maintains the ADC Plan, which provides for the deferral of compensation on a basis that is not tax-qualified. The ASIC Plan was frozen as of January 1, 2005. The Executive 401(k) Plan is a nonqualified defined contribution plan.

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Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table
for Fiscal Year 2017

Name	Plan	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY 1,2 ($)	Aggregate Earnings in Last FY 1 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at last FYE 1 ($)
(a)		(b)	(c)	(d)	(e)	(f)
Alan B. Colberg	ADC Plan	—	(3)	—	—	—
	Executive 401(k) Plan	(4)	108,943	96,693	—	766,274
	TOTAL	—	108,943	96,693	—	766,274
Richard S. Dziadzio	ADC Plan	—	(3)	—	—	—
	Executive 401(k) Plan	(4)	49,050	4,118	—	53,833
	TOTAL	—	49,050	4,118	—	53,833
Christopher J. Pagano	ADC Plan	—	(3)	—	—	—
	Executive 401(k) Plan	(4)	53,012	261,353	—	1,887,387
	TOTAL	—	53,012	261,353	—	1,887,387
Gene E. Mergelmeyer	ADC Plan	—	(3)	157,872	—	1,266,767
	ASIC	(4)	(4)	52,796	—	820,618
	Executive 401(k) Plan	(4)	68,344	139,996	—	1,140,483
	TOTAL	—	68,344	350,664	—	3,227,868
Bart R. Schwartz	ADC Plan	249,900	(3)	239,108	—	1,910,716
	Executive 401(k) Plan	(4)	45,918	82,246	—	694,776
	TOTAL	249,900	45,918	321,354	—	2,605,492
Ajay Waghray	ADC Plan	—	(3)	—	—	—
	Executive 401(k) Plan	(4)	38,610	3,655	—	48,067
	TOTAL	—	38,610	3,655	—	48,067

[1]
The amounts in column (c) were reported as 2017 compensation in the “All Other Compensation” column of the Summary Compensation Table as follows: for Mr. Colberg, $108,943; for Mr. Dziadzio, $49,050; for Mr. Pagano, $53,012; for Mr. Mergelmeyer, $68,344; for Mr. Schwartz, $45,918; and for Mr. Waghray, $38,610 of Company contributions to the Executive 401(k) Plan.

The NEOs’ aggregate earnings in the last fiscal year reported in column (d) with respect to the ADC Plan and ASIC Plan, as applicable, represent the notional capital gains or losses on investments in publicly available mutual funds and notional interest and dividends held in the plans during 2017. The Company does not provide any preferential or above market earnings or contributions. These earnings are not reported in any column of the Summary Compensation Table. With respect to the Executive 401(k) Plan, the aggregate earnings represent the notional capital gains or losses, interest and dividends on the aggregate balance during 2017. Similarly, the Company does not provide any above market or preferential earnings and these earnings are not reported in the Summary Compensation Table.
For the Executive 401(k) Plan, the following amounts that make up the totals in column (f) were reported as compensation in the “All Other Compensation” column of the Summary Compensation Table for the 2015, 2016 and 2017 fiscal years, as applicable: for Mr. Colberg, $70,307 for 2015, $247,884 for 2016 and $108,943 for 2017; for Mr. Dziadzio, $665 for 2016 and $49,050 for 2017; for Mr. Pagano, $65,171 for 2015, $144,645 for 2016 and $53,012 for 2017; for Mr. Mergelmeyer, $78,635 for 2015, $148,882 for 2016 and $68,344 for 2017; for Mr. Schwartz, $53,100 for 2015, $109,328 for 2016 and $45,918 for 2017; and for Mr. Waghray, $5,782 for 2016 and $38,610 for 2017.

[2]
The Executive 401(k) Plan amounts reported in this column reflect the Company contribution to the Executive 401(k) Plan (6% of eligible compensation in excess of the limit under Section 401(a)(17) of the Code).

[3]	The Company does not currently make any contributions to the ADC Plan.

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[4]	Because the ASIC Plan has been frozen since January 1, 2005, no contributions could have been made during fiscal year 2017. The Executive 401(k) Plan does not provide for participant contributions.
Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table
The following is a description of the plans and information reported in the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table.
The ADC Plan
Participation in the ADC Plan is restricted to a select group of management or highly compensated employees of the Company and to our non-employee directors. Under the terms of the ADC Plan, deferral elections can be made once a year with respect to base salary, incentive payments or (with respect to any non-employee director) director fees to be earned in the following year. Amounts deferred under the ADC Plan are notionally invested in accordance with participant elections among various publicly available mutual funds and any notional earnings or losses are credited to a deemed investment account. The Company does not provide any above market earnings or preferential earnings to participants. Each deferral must remain in the plan for at least one full calendar year, until July 1 of the following year or until the earlier of termination, disability or death. Deferrals cannot be changed or revoked during the plan year, except as permitted by applicable law. Upon a voluntary or involuntary termination (including retirement) or disability, participants can withdraw their account balances from the ADC Plan in a lump sum or in annual installments over five, ten or fifteen years or other agreed upon installment schedule between the participant and the administrator. As a result of Section 409A, certain key employees (including the NEOs) are subject to a six-month waiting period for distributions following termination.
The ASIC Plan
Prior to the establishment of the ADC Plan in 2005, Mr. Mergelmeyer was eligible to participate in the ASIC Plan. The ASIC Plan permitted key employees to exchange a portion of their compensation for options to purchase certain publicly available mutual funds. The Company did not provide any above market earnings or preferential earnings to the participants. The ASIC Plan was frozen as of January 1, 2005. Since then, participants have been able to withdraw amounts from the ASIC Plan and have the ability to change their investment elections, but any subsequent deferrals of compensation have been made under the ADC Plan.
The Executive 401(k) Plan
Eligible employees may generally participate in the Executive 401(k) Plan after completing one year of service with the Company and when their eligible compensation exceeds the compensation limit under the Code. The Company made an annual contribution for each participant in this plan equal to 6% of eligible compensation in excess of the limit ($270,000 for 2017). To be eligible for the contribution, the participant must be employed on the last regularly scheduled work day of the year unless the participant retires, becomes totally disabled or dies, or his or her employment is terminated in the fourth quarter of the year as a result of a reduction in force. The participants select among various publicly available mutual funds in which the contributions are deemed to be invested on a tax deferred basis. These notional contributions are credited with notional earnings and losses based on the performance of the mutual funds. The Company does not provide any above market earnings or preferential earnings to the participants. Please see footnote 3 to the Summary Compensation Table on page 35 for quantification of Company contributions to the Executive 401(k) Plan in 2017.
Benefits under the Executive 401(k) Plan are payable only in a lump sum following termination of employment. Payments made following termination of employment are subject to the restrictions of Section 409A, including the six-month delay described above. A participant becomes vested in the benefits under the Executive 401(k) Plan after two years of service. All of the NEOs are 100% vested in their Executive 401(k) Plan benefit.

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Potential Payments Upon Termination or Change of Control
The following section sets forth for each NEO, an estimate of potential payments the NEO would have received at, following, or in connection with termination of employment under the circumstances described below on December 31, 2017.
Potential Payments Upon Termination or Change of Control Table on December 31, 2017

Name	Payout if Terminated Voluntarily 12/31/17 Not Retirement[1]	Payout if Terminated Voluntarily 12/31/17 Retirement[1]	Payout if Terminated Involuntarily 12/31/17[2]	Payout if Terminated Upon Change of Control 12/31/17	Payout if Terminated Upon Death 12/31/17	Payout if Terminated Upon Disability 12/31/17
	(a)	(b)	(c)	(d)	(e)	(f)
Alan B. Colberg
STIP Award	—	—	—	764,000	—	—
Long-Term Equity Awards[3]	—	—	9,550,960	15,925,560	9,550,960	9,550,960
Executive Pension Plan[4]	127,862	—	127,862	127,862	127,862	127,862
SERP[5]	2,537,492	—	2,537,492	2,537,492	2,537,492	2,537,492
Executive 401(k) Plan[6]	766,274	—	766,274	766,274	766,274	766,274
Welfare Benefit Lump Sum[7]	—	—	—	50,853	—	—
Severance	—	—	—	7,449,000	—	—
Outplacement[8]	—	—	—	7,000	—	—
TOTAL	3,431,628		12,982,588	27,628,041	12,982,588	12,982,588
Richard S. Dziadzio
STIP Award	—	—	—	312,500	—	—
Long-Term Equity Awards[3]	—	—	1,336,937	4,049,734	1,336,937	1,336,937
Executive Pension Plan[4]	—	—	—	—	—	—
SERP[5]	—	—	—	—	—	—
Executive 401(k) Plan[6]	53,833	—	53,833	53,833	53,833	53,833
Welfare Benefit Lump Sum[7]	—	—	—	45,644	—	—
Severance	—	—	—	2,500,000	—	—
Outplacement[8]	—	—	—	7,000	—	—
TOTAL	53,833		1,390,770	6,968,711	1,390,770	1,390,770

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Name	Payout if Terminated Voluntarily 12/31/17 Not Retirement[1]	Payout if Terminated Voluntarily 12/31/17 Retirement[1]	Payout if Terminated Involuntarily 12/31/17[2]	Payout if Terminated Upon Change of Control 12/31/17		Payout if Terminated Upon Death 12/31/17	Payout if Terminated Upon Disability 12/31/17
	(a)	(b)	(c)	(d)		(e)	(f)
Christopher J. Pagano
STIP Award	—	—	—	312,500		—	—
Long-Term Equity Awards[3]	—	—	3,977,936	6,438,029		3,977,936	3,977,936
Executive Pension Plan[4]	864,610	—	864,610	864,610		864,610	864,610
SERP[5]	6,664,439	—	6,664,439	6,664,439		6,664,439	6,664,439
Executive 401(k) Plan[6]	1,887,387	—	1,887,387	1,887,387		1,887,387	1,887,387
Welfare Benefit Lump Sum[7]	—	—	—	41,318		—	—
Severance	—	—	—	3,658,582	[10]	—	—
Outplacement[8]	—	—	—	7,000		—	—
TOTAL	9,416,436		13,394,372	19,873,865		13,394,372	13,394,372
Gene E. Mergelmeyer
STIP Award	—	—	—	421,875		—	—
Long-Term Equity Awards[3]	—	5,576,049	5,576,049	5,576,049	[9]	4,238,003	4,238,003
Executive Pension Plan[4]	—	419,392	419,392	419,392		383,869	419,392
SERP[5]	—	7,670,225	7,670,225	7,670,225		7,670,225	7,670,225
Executive 401(k) Plan[6]	—	1,140,483	1,140,483	1,140,483		1,140,483	1,140,483
Welfare Benefit Lump Sum[7]	—	—	—	52,936		—	—
Severance	—	—	—	4,556,250		—	—
Outplacement[8]	—	—	—	7,000		—	—
TOTAL	—	14,806,149	14,806,149	19,844,210		13,432,580	13,468,103
Bart R. Schwartz
STIP Award	—	—	—			—	—
Long-Term Equity Awards[3]	—	3,507,014
Executive Pension Plan[4]	—	206,390
SERP[5]	—	3,054,092
Executive 401(k) Plan[6]	—	694,776
Welfare Benefit Lump Sum[7]	—	—	—			—	—
Severance	—	—	—			—	—
Outplacement[8]	—	—	—			—	—
TOTAL[11]	—	7,462,272	—			—
Ajay Waghray
STIP Award	—	—	—	262,500		—	—
Long-Term Equity Awards[3]	—	—	1,229,038	3,412,224		1,229,038	1,229,038
Executive Pension Plan[4]	—	—	—	—		—	—
SERP[5]	—	—	—	—		—	—
Executive 401(k) Plan[6]	48,067	—	48,067	48,067		48,067	48,067
Welfare Benefit Lump Sum[7]	—	—	—	44,550		—	—
Severance	—	—	—	2,100,000		—	—
Outplacement[8]	—	—	—	7,000		—	—
TOTAL	48,067	—	1,277,105	5,874,341		1,277,105	1,277,105

1
As of December 31, 2017, Mr. Mergelmeyer and Mr. Schwartz met the requirements for retirement eligibility (age 55 with 10 years of service). Accordingly, a voluntary termination by the executive would be considered a retirement and column (a) “Payout if Terminated Voluntarily (Not Retirement)” would not apply. Because none of the other NEOs were retirement eligible as of December 31, 2017, the column entitled “Payout if Terminated Voluntarily (Retirement)” does not apply to them.

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2
The values in this column reflect an involuntary termination for reasons other than for cause. In the event of an involuntary termination for cause, the same amounts would be payable except (1) the NEOs would not receive a SERP payment and (2) the NEOs would not receive a pro-rata vesting with respect to their ALTEIP grants.

3
These amounts assume accelerated vesting and/or exercise of all or a portion of unvested equity awards on December 31, 2017 based on the closing stock price of $100.84 on December 29, 2017. These amounts also reflect accelerated vesting in the event of a change of control of the Company (with the exception of Mr. Mergelmeyer and Mr. Schwartz) and pro-rata vesting in the event of death, disability or an involuntary termination for reasons other than cause. PSU amounts are computed based on the achievement of target level performance for each award.

For Mr. Schwartz the values in column (b), and for Mr. Mergelmeyer the values in columns (b) and (c), reflect accelerated vesting of unvested equity awards granted prior to 2017 as they met the requirements for retirement eligibility. Equity awards granted to Mr. Mergelmeyer and Mr. Schwartz prior to 2017 under the ALTEIP plan would be accelerated as of December 31, 2017 since both of them met the requirements for retirement eligibility; and equity awards granted in 2017 would be forfeited.
For all NEOs, except Mr. Mergelmeyer, values in column (d) assumes a hypothetical corporate change of control. For Mr. Mergelmeyer, the value in column (d) assumes a hypothetical change of control of Global Housing (formerly Assurant Specialty Property), which is further described in footnote 9 below.

4	Executive Pension Plan benefits are payable only as a lump sum payment and as soon as administratively feasible following termination (in compliance with Section 409A).

5	SERP payments are all shown as the present value of the retirement benefit.

6	This amount includes the Company’s contribution to the Executive 401(k) Plan made in 2017.

7
This amount represents a one-time lump sum payment by the Company that equals the value of Company paid premiums for the medical, dental, life insurance and disability plans as of December 31, 2017 for 18 months based on the individual’s benefit election (in accordance with Section 409A).

8	This amount represents the Company’s best estimate of the costs of outplacement services for an NEO.

9	The amounts in column (d) for Mr. Mergelmeyer were determined based on a hypothetical change of control of Global Housing.
Had a change of control of the Company occurred on December 31, 2017, the value of accelerated equity for Mr. Mergelmeyer would have been $7,720,815, based on the closing stock price of $100.84 for our Common Stock on December 29, 2017.
10 Represents lump sum severance following 280G cutback pursuant to the terms of Mr. Pagano’s agreement.

11
Mr. Schwartz ceased to be an executive officer on October 30, 2017 and voluntarily retired on January 2, 2018. Accordingly, pursuant to Instruction 4 of Item 402(j), we are only including the payouts to Mr. Schwartz had he voluntarily retired on December 31, 2017.

Narrative to the Potential Payments Upon Termination or Change of Control Table
The following is a description of the information reported in the Potential Payments Upon Termination or Change of Control Table, including the material terms of the Change of Control Agreements and the methodology and material assumptions made in calculating the Executive Pension Plan and SERP benefits payable in the event of disability or death. The material terms of the Executive Pension Plan and the SERP are described in “Narrative to the Pension Benefits Table” on pages 43-44. The material terms of the ADC Plan and the Executive 401(k) Plan are described in “Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table” on page 47. Additional information on the ALTEIP is provided in the CD&A and in “Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table” on page 38.
Treatment of Annual Incentive Awards
Under the ESTIP, if a participant’s employment is terminated during a performance period due to disability or death, the Compensation Committee may grant the participant an award in any amount the Compensation Committee deems appropriate. If a participant’s employment is terminated during a performance period due to retirement, any award for that participant will be subject to the maximum limits under the ESTIP (participant’s allocated portion of 5% of the Company’s net income as defined under the ESTIP), based on the amount of the Company’s net income for the full performance period. If a participant’s employment terminates for any other reason, any award paid to that participant will be subject to the maximum limits described above, pro-rated to reflect the number of days in the performance period that the participant was employed. Upon a change of control of the Company, each participant will be paid an amount based on the level of achievement of the performance goals as determined by the Compensation Committee no later than the date of the change of control.

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Accelerated and Pro-rated Vesting of Equity Awards
In the event of a change of control for awards granted prior to May 2017, RSUs vest in full. PSUs vest (a) at the target performance level, if a change of control occurs in the year in which the award is granted or (b) on the basis of the greater of actual performance through the time of the change of control or the target performance level, if a change of control occurs after the year in which the award is granted. Under the ALTEIP, which was approved by stockholders in May 2017 and which is the plan currently used for all equity-based grants to our NEOs, a change of control coupled with a termination of employment without cause or for good reason within two years of the change of control would result in all RSUs vesting in full and PSUs vesting based on the greater of: (i) an assumed achievement of all relevant performance goals at the “target” level pro-rated based upon the length of time within the performance period that has elapsed prior to the change in control or (ii) the actual level of achievement of all relevant performance goals (measured as of the latest date immediately preceding the change in control for which performance can, as a practical matter, be determined).
Upon a termination due to death or disability, RSUs and PSUs vest on a pro-rata basis (subject, in the case of PSUs, to the level of performance achieved). RSUs and PSUs are settled in full upon retirement (subject, in the case of PSUs, to the level of performance achieved), except for grants made in the year of retirement, which are forfeited. RSUs and PSUs vest on a pro-rata basis upon an involuntary termination without cause (subject, in the case of PSUs, to the level of performance achieved), and are forfeited upon a voluntary termination.
The SERP
As of December 31, 2017, Messrs. Colberg, Pagano, Mergelmeyer and Schwartz were 100% vested in their SERP benefits. Of the NEOs, only Mr. Schwartz had attained normal retirement age as of December 31, 2017; therefore, if any of the NEOs other than Mr. Schwartz had terminated employment on or prior to that date, their SERP benefit would have been actuarially reduced to reflect their respective ages. Messrs. Dziadzio and Waghray are not eligible to participate in the SERP.
If there is a change of control with respect to the Company or operating segment, and within two years after the change of control a participant’s employment is terminated without cause or the participant terminates employment for good reason (as defined in the SERP), then (1) the participant will become 100% vested in his SERP benefit; (2) the participant will be credited with 36 additional months of service for purposes of computing his target benefit; (3) the actuarial reduction for commencement of the SERP benefit prior to normal retirement age will be calculated as though the participant was 36 months older than his actual age; and (4) the participant may receive his SERP benefit following a change of control at a time and in an optional form that is different than the time and optional form that he would receive under circumstances not related to a change of control. This election may not be changed within one year prior to the participant’s termination date. In the event of a termination of employment other than as described above, the following applies: (i) a participant will automatically become 100% vested in his SERP benefit in the event of death or disability; and (ii) a participant will forfeit any remaining benefit in the event he is terminated for cause or commits a material breach of certain covenants regarding non-competition, confidentiality, non-solicitation of employees or non-solicitation of customers.
The Executive 401(k) Plan
The benefits under the Executive 401(k) Plan are payable only in a lump sum following termination of employment. Payments made following termination of employment are subject to the restrictions of Section 409A.
Change of Control Agreements for Messrs. Colberg, Pagano, Mergelmeyer and Schwartz
The Company is a party to a COC Agreement with each NEO. The COC Agreements for Messrs. Colberg, Pagano, Mergelmeyer and Schwartz generally provide that if, during the two-year period following a change of control (as defined in the COC Agreements), the executive’s employment is terminated by the Company other than for cause or disability, or by the executive for good reason (each as defined in the COC Agreements), the executive would be entitled to receive, subject to the execution of a release of claims, within 60 days of the termination (or such later date that may be required by tax laws governing deferred compensation), a payment equal to 0.5 times the target annual ESTIP award for the year in which the date of termination occurs, an amount of cash severance equal to three times the sum of the executive’s annual base salary plus target ESTIP award, continued welfare benefits for the 18-month period following the date of termination, and outplacement benefits.

Table of Contents	Executive Compensation

Effective as of February 1, 2010, each member of our Management Committee entered into an amendment that eliminated the excise tax gross-up provisions in his or her COC Agreement with the Company. Accordingly, our NEOs are entitled to receive either (i) the full benefits payable in connection with a change of control (whether under the COC Agreement or otherwise) or (ii) a reduced amount that falls below the applicable safe harbor provided under Section 280G of the Code, whichever amount generates the greater after-tax value for the executive.
Termination in Anticipation of a Change of Control. If an executive’s employment with the Company is terminated by the Company without cause or by the executive for good reason prior to the date on which a change of control occurs, and if it is reasonably demonstrated by the executive that such termination of employment (i) was at the request of a third party that has taken steps reasonably calculated to effect a change of control or (ii) otherwise arose in connection with or in anticipation of a change of control, then the executive will be entitled to the severance and other benefits described above.
Funding of Severance Payment Obligations. Within five business days of the executive’s date of termination after a change of control, the Company must establish and fund a trust in an amount of cash equal to the amount of the severance payments to which the executive may become entitled under the COC Agreements.
Definition of “Change of Control”. For purposes of the agreements, for NEOs who serve in an enterprise capacity (including our CEO, CFO, and Messrs. Pagano and Schwartz) change of control is defined as:

•
a change in a majority of the Company’s Board (the “Incumbent Board”) excluding any persons approved by a vote of at least a majority of the Incumbent Board other than in connection with an actual or threatened proxy contest;

•
an acquisition by an individual, entity or a group of 30% or more of the Company’s Common Stock or voting securities (excluding an acquisition directly from the Company, by the Company, by an employee benefit plan of the Company or pursuant to a transaction described immediately below);

•
consummation of a merger, consolidation or similar transaction, or sale of all or substantially all of the Company’s assets other than a business combination in which all or substantially all of the stockholders of the Company receive 60% or more of the stock of the company resulting from the business combination, at least a majority of the board of directors of the resulting corporation were members of the Incumbent Board, and after which no person owns 30% or more of the stock of the resulting corporation, who did not own such stock immediately before the business combination; or

•	stockholder approval of a complete liquidation or dissolution of the Company.
For Mr. Mergelmeyer, change of control is defined as the sale or other disposition of the companies, assets or businesses comprising the Global Housing segment having (A) book value equal to at least 70% of the book value of the aggregate consolidated assets of the division immediately prior to such sale or disposition, or (B) market value equal to at least 70% of the market value of the aggregate consolidated assets of the division immediately prior to such sale or disposition; provided, that neither an initial public offering of some or all of the division nor a spin-off to the Company’s stockholders of some or all of the companies or business divisions comprising the division (or a transaction having a similar effect) shall constitute a change of control.
Non-Competition and Non-Solicitation. Under the COC Agreements, executives may not engage in activity competitive with the Company (including as an employee or officer of a competitor) or solicit customers of the Company during the period beginning on January 1, 2009 and expiring on the date of a change of control. If the executive’s employment is terminated before a change of control occurs, the length of the applicable non-competition period varies based on the type of termination. Specifically, if the executive’s employment is terminated by the Company for cause or by the executive without good reason, the non-competition period will expire six months after the date of termination. If the executive’s employment is terminated by the Company without cause or by the executive for good reason, the non-competition period will expire on the date of termination. Executives also may not employ or offer to employ officers or employees of the Company or any of its subsidiaries during the period beginning on January 1, 2009 and ending one year after the date of termination of the executive’s employment.
Change of Control Agreements for Messrs. Dziadzio and Waghray
The COC agreements for Messrs. Dziadzio and Waghray use a new form of agreement approved by the Compensation Committee in February 2016. Messrs. Dziadzio and Waghray received their COC agreements in May and July of 2016, respectively. This new form of COC agreement is substantially similar to the form of agreement

Table of Contents	Executive Compensation

covering Messrs. Colberg, Pagano, Mergelmeyer and Schwartz, except as described below. Messrs. Colberg, Pagano, Mergelmeyer and Schwartz have received a notice that their COC Agreements will not be renewed and at the expiration of their COC Agreements in 2018, it is anticipated that Messrs. Colberg, Pagano and Mergelmeyer will receive this new form of agreement.
The principle differences between Messrs. Colberg, Pagano, Mergelmeyer and Schwartz’s COC Agreements and those of Messrs. Dziadzio and Waghray are as follows:

•	the amount of cash severance has been reduced from three times the sum of the executive’s annual base salary and target ESTIP award to two times the sum of such amounts;

•	the new form of COC agreement eliminates the 18 month continuation of long-term disability insurance coverage benefit;

•
the new form of COC agreement amends the definition of “change of control” slightly so that the consummation of a merger, consolidation, reorganization or similar corporate transaction shall be a “change of control” unless such transaction results in the outstanding voting securities immediately prior to such transaction continuing to represent more than 50% of the combined voting power of securities outstanding immediately after such transaction;

•
the definition of an “anticipatory termination” has been strengthened in the new form of COC agreement to count such a termination prior to a change of control as a second trigger only if the termination is initiated by the Company after the public announcement of a proposed transaction that results in a change of control; and

•
the restrictive covenants have been strengthened in the new form of COC agreement to prohibit an executive from: (i) participating in any business that is in competition with the Company, (ii) soliciting any employee of the Company to leave the employ of the Company, (iii) soliciting any customer of the Company to cease doing business with the Company, or (iv) disparaging the Company. The restrictive covenants commence on the date of a change of control and continue for one year after termination of employment (with the exception of the non-disparagement prohibition which continues for two years after termination of employment).

Amounts Previously Earned and Payable Regardless of Termination or Change of Control
The amounts reflected in the Potential Payments Upon Termination or Change of Control Table show payments that the NEOs could only receive in the event of termination or change of control. The amounts reflected below were earned in previous years and were already available to the NEOs through withdrawal or exercise regardless of termination or change of control. These amounts include deferred compensation balances held in the ASIC Plan and/or ADC Plan.
The following amounts would have been available on December 31, 2017 for withdrawal or exercise by the NEOs regardless of termination or change of control: for Mr. Mergelmeyer, $820,618 from the ASIC Plan, and $1,266,767 from the ADC Plan; for Mr. Schwartz, $1,910,716 from the ADC Plan.

Table of Contents	Director Compensation

DIRECTOR COMPENSATION
The following table sets forth the cash and other compensation earned by (or accrued to) the non-management members of the Board for all services in all capacities during the fiscal year ended December 31, 2017. Mr. Colberg is not eligible to participate in the Directors Compensation Plan and did not receive any compensation for his service as a director.
Director Compensation Table for Fiscal Year 2017

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)[1]	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[2]	All Other Compensation ($)[3]	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Howard L. Carver	120,000	125,011	—	—	—	—	245,011
Juan N. Cento	100,000	125,011	—	—	—	—	225,011
Elyse Douglas	120,000	125,011	—	—	—	—	245,011
Lawrence V. Jackson	120,000	125,011	—	—	99,454	—	344,465
Charles J. Koch	100,000	125,011	—	—	—	—	225,011
Jean-Paul L. Montupet	100,000	125,011	—	—	—	—	225,011
Paul J. Reilly	100,000	125,011	—	—	—	4,000	229,011
Elaine D. Rosen	225,000	125,011	—	—	—	1,500	351,511
Robert W. Stein	125,000	125,011	—	—	—	—	250,011
Harriet Edelman	40,054	125,088	—	—	—	1,000	166,142
Debra Perry	40,054	125,088	—	—	—	1,000	166,142

1.
The amounts reported in this column are consistent with the grant date fair value of each award computed in accordance with FASB ASC Topic 718. The grant date fair value of the stock awards granted in 2017 equals the amount disclosed in column (c). As of December 31, 2017, each director, except Ms. Debra Perry and Ms. Harriet Edelman, held 2,699 unvested RSUs. Ms. Debra Perry and Ms. Harriet Edelman held 1,192 unvested RSUs as of December 31, 2017.

2.
The amounts set forth in column (f) reflect notional investment gains on the deferred directors fees that were credited to the ADC Plan account in 2017. For additional information regarding the ADC Plan, see “Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table—The ADC Plan,” on page 47.

3.
Amounts in this column include charitable contributions made by the Company or the Assurant Foundation during 2017 to eligible charitable organizations pursuant to the matching gift programs described below.

4.	Mr. Jackson elected to defer the 2017 director fees set forth in column (b) pursuant to the ADC Plan.

Narrative to the Director Compensation Table
The following is a brief description of our director compensation program and the information reported in the Director Compensation Table.
Fees Earned or Paid in Cash
The Assurant Amended and Restated Directors Compensation Plan (the “Directors Compensation Plan”) provides for an annual retainer for non-management directors of $100,000, payable in cash quarterly. Additional annual retainers were paid under the Directors Compensation Plan to the Chair of the Board and committee Chairs as follows: (i) Chair of the Board: $125,000; (ii) Audit Committee Chair: $25,000; (iii) Compensation Committee Chair: $20,000; (iv) Nominating and Corporate Governance Committee Chair: $20,000; and (v) Finance and Risk Committee Chair: $20,000.
The Directors Compensation Plan also provides for reimbursement of reasonable travel expenses in connection with attending meetings of our Board and its committees and other Company functions where the director’s attendance is requested by our CEO. A participant may elect to have any cash amounts payable under the Directors Compensation Plan deferred under the ADC Plan. The Company does not make any contributions to, or provide any preferential or above market earnings under the ADC Plan.

Table of Contents	Director Compensation

Restricted Stock Unit Awards
In addition to cash compensation, the Directors Compensation Plan provides that each non-employee director will receive, on the date he or she first becomes a non-employee director, an initial award of RSUs having an aggregate fair market value on the grant date equal to $125,000. In no event will a director receive an initial award of RSUs if the next annual meeting of our stockholders is within four months of the date he or she becomes a director. On the day following each annual meeting of our stockholders, each non-employee director then in office will receive an annual award of RSUs having a fair market value on the grant date equal to $125,000.
Initial RSU grants vest in three equal annual installments on each of the first three anniversaries of the grant date, and annual RSU grants vest in three equal annual installments on the day immediately preceding the date of the annual meeting of stockholders in each of the three years following the grant date. All RSUs vest in full in the event of a change of control (as defined in the ALTEIP) or upon retirement after reaching age 55 and completing at least five consecutive years of service on the Board. Settlement of the shares are deferred until separation from the Board. Quarterly dividend equivalents earned throughout the vesting period on awards granted accumulate and are paid in cash upon separation from the Board.
The maximum number of shares that may be granted to any non-employee director under the 2017 ALTEIP in any calendar year shall be limited to a number that, combined with any cash fees or other compensation, does not exceed $600,000 in total value based on the share value on the date of grant (or $800,000 under extraordinary circumstances as determined by the Board).
All Other Compensation
Directors are eligible to participate in the Assurant Employee Matching Gifts Program to support U.S.-based Section 501(c)(3) charities. In 2017, the Assurant Foundation matched up to $1,000 each in charitable contributions made by directors. Additionally, the Assurant Foundation double matched donations made to the American Red Cross during Assurant’s special Disaster Relief campaign in 2017.
Separately, if a director contributes to the Assurant Political Action Committee, the Company makes an equivalent donation up to $5,000 to a U.S.-based Section 501(c)(3) charity of the director’s choice.

Table of Contents	Equity Compensation Plan Information

EQUITY COMPENSATION PLAN INFORMATION
The following table shows aggregate information, as of December 31, 2017, with respect to compensation plans under which equity securities of Assurant are authorized for issuance.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights[1]	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights($)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))[2]
Equity Compensation Plans Approved by Security Holders	2,108,898	—	3,995,496
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	2,108,898	—	3,995,496

1.
This amount reflects securities to be issued under outstanding awards of RSUs and PSUs. For outstanding awards of PSUs, the amount reflects the number of securities that could be issued if the maximum level of performance is achieved. Assuming achievement of target level performance under outstanding PSUs, the amount in column (a) would be 1,461,386.

2.
This amount is comprised of 2,648,787 securities available for issuance under the Assurant, Inc. Amended and Restated 2004 Employee Stock Purchase Plan and 1,346,709 securities available for issuance under the ALTEIP.

Table of Contents	Transactions with Related Persons

TRANSACTIONS WITH RELATED PERSONS
Transactions with Related Persons
The Company engages in ordinary course business transactions with certain related persons or companies in which related persons serve as officers, directors or affiliates and in which such related persons do not have a material direct or indirect interest. See “Corporate Governance—Director Independence” for a description of certain ordinary course business transactions and relationships with our directors.
Review, Approval or Ratification of Transactions with Related Persons
In March 2007, to provide written guidelines on the review, approval and monitoring of transactions involving related persons, the Nominating Committee adopted the Assurant, Inc. Related Person Transaction Policy. It applies to Company transactions with related persons in excess of the threshold for disclosure in the proxy statement under the relevant SEC rules. Generally, such disclosure is required for transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest. Related persons are the Company’s directors, executive officers, their immediate family members and beneficial owners of five percent or more of the Company’s outstanding Common Stock.
Policy:

•
Related person transactions must be approved by the Nominating Committee, which will approve the transaction only if it determines that the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders. In determining whether to approve or ratify a transaction, the Nominating Committee will take into account, among other factors it deems appropriate: (1) the benefits to the Company; (2) the extent of the related person’s interest in the transaction, including the related person’s position(s) or relationship(s) with, or ownership of, the entity that is a party to, or has an interest in, the transaction; (3) the impact on a director’s independence if the related person is a director, an immediate family member of a director or an entity in which the director is a partner, stockholder or executive officer; and (4) whether the transaction is on terms no less favorable to the Company than those generally available to unrelated third-parties under similar circumstances.

•
If a related person transaction will be ongoing, the Nominating Committee may establish guidelines for the Company’s management to follow in its dealings with the related person. Thereafter, the Nominating Committee, at least annually, will review and assess the relationship with the related person to determine whether it remains appropriate.

Procedures:

•	Related persons must notify the Company’s law department in advance of any potential related person transaction.

•
If the law department determines that the proposed transaction involves an amount in excess of $120,000 and a related person has a material direct or indirect interest, it will submit the proposed transaction to the Nominating Committee for consideration at its next meeting. If it is not practicable to wait until then, the Nominating Committee will call a special meeting to consider proposed transaction.

•
After considering the pertinent facts, the Nominating Committee will review and approve or disapprove the transaction. If advance approval is not feasible, then the transaction will be considered and, if appropriate, ratified at the Nominating Committee’s next meeting.

•	No director will participate in any discussion or approval of a transaction in which he or she is a related person.

Table of Contents	Section 16(a) Beneficial Ownership Reporting Compliance

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our directors, executive officers and beneficial owners of more than ten percent of our Common Stock are required to report their initial ownership of and subsequent changes in ownership of our Common Stock and other equity securities to the SEC and the NYSE. They are also required to send copies of these reports to us. Solely on the basis of a review of forms filed pursuant to Section 16 of the Exchange Act, we believe that, in 2017, all such filing requirements were satisfied.

Table of Contents	Corporate Governance

CORPORATE GOVERNANCE
The following section provides an overview of Assurant’s corporate governance practices. The Company’s commitment to strong corporate governance that supports the long-term value of the corporation for the benefit of its stockholders is evidenced by the framework the Company currently has in place.

Highlights of Assurant Corporate Governance Framework
Independent Board Chair and Independent Board (except for CEO)	Appropriate Mix of Director Diversity and Tenure; Added Two New Female Directors in 2017*
Annual Election of All Directors	Regular Outreach to Investors
Proactive Adoption of Proxy Access	Regular Executive Sessions of Independent Directors
Majority -Vote and Director Resignation Policy for Directors in Uncontested Elections	95% Director Attendance at Meetings
No Supermajority Voting Provisions	Clawback Policy
Annual Board and Committee Self-Evaluations, including periodic individual director evaluations and third-party facilitation	No Stockholder Rights Plan
100% Independent Board Committees	Officers and Directors Prohibited from Hedging and Pledging of Company Securities
Annual Board Evaluation of CEO	All Board Committees Authorized to Retain Independent Advisors
Limitation on Public Company Board and Audit Committee Service	Policy Against Independent Corporate Political Expenditures**
* Will add two new directors in 2018 upon the closing of The Warranty Group acquisition
**(The Political Expenditures Policy is located in the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.)

Table of Contents	Corporate Governance

General
Composition of Board of Directors. The Board consists of 12 members: Mmes. Rosen (Non-Executive Chair), Douglas, Edelman and Perry and Messrs. Carver, Cento, Colberg, Jackson, Koch, Montupet, Reilly and Stein.
Board of Directors Committee Composition

	Audit	Compensation	Nominating and Corporate Governance	Finance and Risk
Elaine D. Rosen+		x
Howard L. Carver	x		▲
Juan N. Cento		x	x
Elyse Douglas	x			▲
Lawrence V. Jackson		▲		x
Charles J. Koch		x		x
Jean-Paul L. Montupet			x	x
Paul J. Reilly	x*		x
Robert W. Stein	▲
Debra J. Perry				x
Harriet Edelman		x

+	Non-Executive Chair of the Board. ▲ Denotes Committee Chair. * Denotes Vice Chair. The Vice Chair of the Audit Committee supports the Audit Committee Chair in leadership and oversight activities.
**	Mr. Colberg does not serve on any Board committees.
Director Tenure. The Company does not set specific term limits on director service and believes that a mix of director tenures on the Board can strengthen board effectiveness and dynamics. Longer tenured directors possess experience and organizational knowledge while newer directors can bring fresh insight and perspective. Our current Board reflects this perspective. Of our twelve directors, three have five or fewer years of service; six directors have between six and ten years of service and three directors have over ten years of service. The average director tenure for our independent directors is a little over seven years. No person may serve as a director of the Company if they would be 75 or older on the date of election or re-election.
Corporate Governance Guidelines. The Nominating Committee reviews our Corporate Governance Guidelines periodically to ensure they reflect current corporate governance standards. The Corporate Governance Guidelines and the charters of each of the Board’s standing committees may be found under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com, or by writing to our Corporate Secretary at Assurant, Inc., 28 Liberty Street, 41st Floor, New York, New York 10005.
Code of Ethics. The Assurant Code of Ethics is applicable to all of our employees, officers and directors, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Ethics may be found under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com, or by writing to our Corporate Secretary at Assurant, Inc., 28 Liberty Street, 41st Floor, New York, New York 10005. We intend to post any amendments to or waivers from our Code of Ethics that apply to our executive officers or directors at this location on our website.
Director Independence
In compliance with the listing standards applicable to Assurant under the NYSE Listed Company Manual, the Board has adopted categorical standards to assist in evaluating the independence of the Company’s directors. They are available on the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.
Applying the Director Independence Standards, the Nominating Committee and the Board have affirmatively determined that Mmes. Rosen, Douglas, Perry and Edelman and Messrs. Carver, Cento, Jackson, Koch, Montupet,

Reilly and Stein are independent of the Company and its management. In addition, they determined that each member of the Audit Committee and the Compensation Committee is independent of the Company and its management under the applicable criteria.
In conducting its annual director independence determination, the Board considered transactions or relationships that the Company engaged or engages in with companies for which our independent directors serve as officers or directors, or with which these directors have certain other relationships, and determined that there were no such transactions that were material to either company involved or in which any such director had a direct or indirect financial interest. Specifically, the Board considered the following ordinary course business transactions and relationships:

•	The Company owns immaterial amounts of bonds in a company with which Mr. Cento is affiliated as an officer.

•	The Company also owns immaterial amounts of bonds in a company with which Mr. Koch is affiliated as a director.

•
Mmes. Rosen and Perry, and Messrs. Cento, Koch, Montupet and Stein serve, or within the past three years, have served as officers, directors or affiliates of companies with which the Company engaged in ordinary course, arms-length business transactions that were immaterial to both companies and in which such directors had no material direct or indirect interest.

•
Matching contributions have been made on behalf of Mmes. Rosen, Edelman and Perry and Mr. Reilly to eligible charitable institutions with which these directors are affiliated. These matching gifts were made in accordance with the provisions and limitations of the matching gift policies described on page 55.

Our Corporate Governance Guidelines state that if the Chair of the Board is an independent director, then the Chair shall serve as the presiding director. As the independent Chair of the Board, Ms. Rosen is the presiding director and chairs the executive sessions of the Board.
Board Leadership Structure and Role in Risk Oversight
In line with corporate governance best practices and the interests of stockholders, our Board has been chaired by an independent director since Assurant became a publicly traded company in 2004. Additionally, each of the Board committees is chaired by an independent director.
The Company has made effective risk management a key ongoing corporate objective. As a global risk management provider, Assurant faces risks that could have a material adverse effect on its business, financial condition and results of operations. For information on these potential risks, please see the section entitled “Risk Factors” in the 2017 Form 10-K. Because the risks faced by the Company span a wide variety of disciplines, senior management manages the risk and the Board oversees the Company’s risk management policies and practices. As described below and consistent with their charters, the committees of the Board oversee risk management in specific areas and regularly discuss risk-related issues with the entire Board.
In 2016, the Company established the Office of Risk Management, which coordinates the Company’s risk management activities, and appointed Mr. Pagano as its Chief Risk Officer. The Company’s internal risk governance structure is headed by the Executive Risk Committee, which is chaired by our CEO and composed of our Chief Risk Officer, Chief Financial Officer, Chief Operating Officer and Chief Legal Officer. It is responsible for the strategic directive of the Company’s enterprise risk management and provides updates to the Board. The Enterprise Risk Management Committee (the “ERMC”), which is chaired by our Chief Risk Officer and includes senior members of risk management and other areas of the Company, is responsible for the interdisciplinary oversight of business unit and enterprise risks and the design, management and recommendation of the risk appetite framework and limits. The ERMC reports to the Executive Risk Committee and the Company’s Management Committee. The Business Risk Committee, Finance and Investment Risk Committee and Insurance Risk Committee are composed of managers from across the Company with knowledge related to the scope of the committee and are responsible for the oversight, management and reporting of different sets of risks. These committees report to the ERMC and have issue-specific committees that report to them. The Office of Risk Management develops risk assessment and risk management policies, facilitates reporting and prioritizing in the assessment of risk and coordinates with the committees described above, the Internal Audit Services department and other corporate committees and departments charged with functions related to risk management.
As the focus committee for enterprise risk management, the Board's Finance and Risk Committee reviews a number of enterprise risks, including with respect to the Company’s operating segments and the Company’s investment,

Table of Contents	Corporate Governance

financing, capital management and catastrophe reinsurance activities. The Finance and Risk Committee regularly reviews risks, policies, strategies and outcomes in those areas with the CFO and Chief Investment Officer. Although the Finance and Risk Committee acts as the focus committee of the Board for enterprise risk management matters, the full Board maintains responsibility for and is actively involved in oversight of enterprise risk management.
The Audit Committee focuses on risks relating to the Company’s financial reporting, compliance, data security and information technology, ethics and fraud deterrence, and internal controls and procedures. The Audit Committee regularly reviews the Company’s financial statements and public disclosures, receives updates from management focused on the aforementioned risk areas and reviews the effectiveness of the Company’s internal control environment and compliance program. The Audit Committee periodically reviews the Company’s guidelines and policies with respect to risk assessment and risk management. The Audit Committee also receives quarterly updates from the Company’s Chief Information Security Officer regarding information technology, including cybersecurity.  The Finance and Risk Committee provides secondary oversight as part of its overall role in enterprise risk management. The Senior Vice President of Internal Audit Services, who oversees the Company’s internal audit function, reports directly to the Chair of the Audit Committee, as well as to the Chief Legal Officer. The Compensation Committee focuses on risks in areas such as executive retention and compensation plan design. With the assistance of its independent compensation consultant, the Compensation Committee undertakes an annual risk review of the Company’s variable pay plans, policies and practices for certain employees, including the Company’s executive officers.
The Nominating Committee oversees the management of risk in areas such as management and Board succession.
Board and Committee Meetings and Attendance
Each Board member is expected to dedicate to the Company sufficient time, energy and attention to ensure the diligent performance of the director’s duties. Our Corporate Governance Guidelines provide that, except in exigent circumstances, each member of the Board is expected to attend Board and Committee meetings and our Annual Meeting of Stockholders. All directors attended at least 75% of the combined total meetings of the full Board and the committees on which he or she served in 2017, and the average attendance of all directors in 2017 was approximately 95%. All directors serving on the Board attended the 2017 Annual Meeting of Stockholders.
Our Board has a standing Audit Committee, a standing Compensation Committee and a standing Nominating Committee. In 2017, the Board and these committees met as follows:

	Board*	Audit	Compensation	Nominating and Corporate Governance
Number of Meetings in 2017	7	12	8	9

*	Independent Directors met in executive session at all of the seven Board meetings, including separate sessions during each executive session consisting exclusively of independent directors.
Nominating and Corporate Governance Committee
The Nominating Committee reviews and recommends to the Board, among other things, Board membership criteria, nominees for election as directors, membership of the committees of the Board and matters relating to the performance, diversity and independence of Board members. The Nominating Committee oversees and approves the management continuity and succession process, questions of director independence and conflicts of interest, and the Board’s corporate governance policies and procedures. The Nominating Committee and the Board annually review the management succession plan, which includes emergency successors for executive management. The Nominating Committee also oversees the process for director succession and the annual Board and Board committee self-assessment, which informs the annual director nomination process. The Nominating Committee periodically uses and for 2017 used an external resource to facilitate the self-assessment. Each committee and the Board discussed the outcome of its own self-assessment during an executive session of a regularly scheduled meeting and developed an action plan for execution. Periodically, individual director performance is assessed by a process conducted by the Board Chair and the Chair of the Nominating Committee, and at times, facilitated by an external resource. The Chair of the Nominating Committee solicited and addressed feedback regarding the performance of the Board Chair.

Table of Contents	Corporate Governance

The Board believes that the periodic rotation of committee assignments provides an opportunity to foster diverse perspectives and develop breadth of knowledge within the Board. Annually, the Nominating and Corporate Governance Committee reviews the composition and leadership of its committees, including member and chair tenure, and may recommend to the Board rotation of certain committee members and chairs. The Board has determined that all members of the Nominating Committee are independent pursuant to Section 303A.04 of the NYSE Listing Company Manual.
The Charter of the Nominating Committee can be found under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.
Consideration of Stockholder Candidates and Selection Criteria
The Nominating Committee will consider candidates recommended by our stockholders for nomination for election to the Board at an annual meeting. A stockholder who wishes to recommend a candidate for nomination to the Board must submit such recommendation in writing to the Corporate Secretary of Assurant, 28 Liberty Street, 41st floor, New York, New York 10005. In addition, in connection with ongoing tenure and age limits review, the Nominating Committee may seek to identify and recruit candidates and recommend them to the Board.
The Nominating Committee will consider prospective nominees for the Board, whether selected by the Nominating Committee or recommended by the stockholders, applying the same criteria to all candidates. Once the Nominating Committee identifies a need to replace a current member of the Board, to fill vacancies or to expand the size of the Board, it follows a process to identify and evaluate candidates which includes (a) meetings to evaluate biographical information and background material and (b) interviews of selected candidates. Recommendations by the Nominating Committee of candidates for inclusion in the Board’s slate of director nominees are based upon the criteria set forth in the Company’s Corporate Governance Guidelines, including the candidate’s knowledge, experience and skills with respect to accounting and finance, business judgment, management, industry knowledge, leadership and strategic vision, and the candidate’s ability to demonstrate certain personal characteristics, including integrity, accountability, informed judgment, financial literacy, mature confidence, interpersonal skills and high performance standards. Recommendations by the Nominating Committee are also based on other relevant factors that it may deem appropriate, including the current composition of the Board.
The Nominating Committee actively considers diversity in recruitment and nomination of the Company’s directors and makes recommendations to the Board regarding diversity among director candidates.
Proxy Access Stockholder Right
Following extensive engagement with our stockholders, our Board adopted proxy access in May 2017, permitting a stockholder or a group of up to 20 stockholders holding 3% of our outstanding shares of common stock for at least three years to nominate a number of directors constituting the greater of two directors or 20% of the number of directors on our Board, as set forth in detail in our By-laws. If you wish to propose any action pursuant to our proxy access by-law provision, you must deliver a notice to Assurant containing certain information set forth in our By-laws, no earlier than 150 calendar days and no later than 120 calendar days before the anniversary of the date the corporation distributed its proxy statement for the prior year's annual meeting of stockholders. For our 2019 Annual Meeting, we must receive this notice between October 27, 2018 and November 26, 2018. Stockholders should send their notices to the Corporate Secretary of Assurant, 28 Liberty Street, 41st floor, New York, New York 10005.
Audit Committee
The Audit Committee’s purpose is (1) to advise and assist the Board in its oversight of our quarterly and annual financial statements, our compliance with legal and regulatory requirements, our independent registered public accounting firm’s qualifications and independence, and the performance and effectiveness of the Company’s internal controls over financial and management information and of the independent registered public accounting firm; and (2) to review and advise the Board on other matters at their request. The Board has determined that all members of the Audit Committee are independent as that term is defined by the NYSE rules and in Rule 10A-3(b)(1) of the Exchange Act. The Charter of the Audit Committee can be found under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.

Table of Contents	Corporate Governance

Audit Committee Financial Experts
The Board has determined that all members of the Audit Committee are independent as independence is defined in the applicable listing standards and financially literate as that qualification has been interpreted by the Board in its business judgment and that Messrs. Carver, Stein and Reilly and Ms. Douglas are “audit committee financial experts” for purposes of SEC Regulation S-K, Item 407(d)(5).
Compensation Committee
The Compensation Committee establishes, reviews and monitors our compensation philosophy and practices in order to assist the Board in the fulfillment of its responsibilities relating to (1) the Company’s compensation programs and the compensation of the Company’s executives and (2) the production of an annual report on executive compensation for inclusion in our proxy statement. The Compensation Committee is composed entirely of independent directors under the NYSE Listed Company Manual standards and who satisfy the requirements to be “non-employee directors” under Section 16 of the Exchange Act (and “outside directors” under Section 162(m) of the Code). The Charter of the Compensation Committee can be found under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.
Role of Independent Compensation Consultant
The Compensation Committee has engaged Semler Brossy since 2015 as its independent compensation consultant to provide analysis and advice on such items as pay competitiveness, incentive plan design, performance measurement, design and use of equity compensation and other relevant market practices and trends with respect to executive and director compensation. For more information on the role of the independent compensation consultant in compensation recommendations and decisions, please see “CD&A—Input from Independent Compensation Consultant” on page 28.
The Compensation Committee conducts an annual independence review of Semler Brossy, considering certain factors, including, among other things: (1) other services provided to us by the consultant; (2) fees paid by us as a percentage of the consulting firm’s total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee; (5) any company stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. As a result of this review, the Compensation Committee concluded that no conflict of interest exists with respect to the services provided by Semler Brossy.
Role of Management
In addition to receiving input from its independent compensation consultant, the Compensation Committee also receives recommendations from the CEO on the compensation of each member of the Management Committee other than himself. For more information on the role of management in compensation recommendations and decisions, please see the “CD&A—Input from Management” on page 28.
Finance and Risk Committee
The Finance and Risk Committee is responsible for reviewing the strategies and policies of the Company for achieving finance and investment objectives and activities, and making recommendations to the Board regarding these objectives and activities. The Committee also acts as the focus committee of the Board for oversight of the Company’s enterprise risk management activities. The Charter of the Finance and Risk Committee can be found under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee is now, or was during 2017 or any time prior thereto, an officer or employee of the Company. No member of the Compensation Committee had any relationship with the Company or any of its subsidiaries during 2017 pursuant to which disclosure would be required under applicable rules of the SEC pertaining to the disclosure of transactions with related persons. None of the executive officers of the Company

Table of Contents	Corporate Governance

currently serves or has served in the past on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on the Company’s Board or Compensation Committee.
Communicating with the Presiding Director and the Board of Directors
To contact the presiding director and the other non-management members of the Board, interested persons may write to: Elaine Rosen, Chair of the Board of Directors, c/o the Law Department, Assurant, Inc., 28 Liberty Street, 41st Floor, New York, New York 10005 or submit questions or concerns by email to boardchair@assurant.com.
Relevant communications are distributed to the Board, or to any individual director or directors, as appropriate, depending on the facts and circumstances outlined in the communication. Certain items that are unrelated to the duties and responsibilities of the Board will be excluded, such as:

•	business solicitations;

•	junk mail, mass mailings, and spam;

•	new product and new services suggestions;

•	resumes and other employment inquiries; and

•	surveys.
In addition, material that is unduly hostile, threatening or illegal will be excluded. If any such material also raises issues of potential legitimate concern to the Board (including matters of corporate governance, alleged fraud or irregularities, or alleged control deficiencies), they will be brought to the Board’s attention without the offensive material.

Table of Contents	Compensation Committee Report

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. On the basis of such review and discussions, the Compensation Committee has recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s 2017 Annual Report on Form 10-K.
Compensation Committee
Lawrence V. Jackson, Chair
Juan N. Cento
Harriet Edelman
Charles J. Koch
Elaine D. Rosen

Table of Contents	Audit Committee Matters

AUDIT COMMITTEE MATTERS
Audit Committee Report
The Audit Committee of the Board of Directors of the Company consists of four independent directors and operates under a written charter, adopted and reviewed annually by the Board. Among other things, the Audit Committee assists the Board in its oversight of the Company’s financial accounting and reporting processes; the activities, qualifications and performance of the Company’s independent registered public accounting firm and internal auditors; and the effectiveness of the Company’s internal control environment.
In addition, the Audit Committee assists the Board in oversight of the Company’s risk management policies. Additional information regarding the role of the Board in risk oversight can be found in the “Corporate Governance” section of this proxy statement.
Management is responsible for the preparation, presentation and integrity of the Company’s financial statements; for maintaining appropriate accounting and financial reporting processes; for the establishment and effectiveness of the Company’s internal controls and procedures; and for the execution of the Company’s risk management function. In performing its oversight function, the Audit Committee has reviewed and discussed with management the audited consolidated financial statements of the Company as of and for the year ended December 31, 2017 and management’s assessment that the Company maintained effective internal control over financial reporting as of December 31, 2017. Management’s assessment is included in Management’s Annual Report on Internal Control Over Financial Reporting appearing under Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (the “Form 10-K”). In connection with that review, management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and that the Company maintained effective internal control over financial reporting as of December 31, 2017. In consultation with management and with input from the Company’s independent registered public accounting firm, the Audit Committee reviews the effectiveness of the internal audit function. In addition, the Audit Committee has reviewed and discussed with management the Company’s policies with respect to risk management, including the guidelines and policies that govern the process by which risk management is undertaken.
PricewaterhouseCoopers LLP (“PwC”) serves as the Company’s independent registered public accounting firm. Each year, the Audit Committee, in consultation with management and the Company’s internal auditor, reviews PwC’s performance and considers whether to reappoint PwC, subject to stockholder ratification, to serve as the Company’s independent registered public accounting firm. In that review, the Audit Committee considers, among other things, the continued independence of PwC, PwC’s tenure serving the Company, whether PwC’s provision of non-audit services to the Company is compatible with maintaining its independence, and the quality and efficiency of the services provided, as well as the depth of the firm’s and audit team’s expertise and experience in the Company’s industry. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be regular rotation of the independent registered public accounting firm. In addition, the Audit Committee assesses the qualifications and performance of the lead audit partner and other principle team members, and the Audit Committee and its chair are involved in the selection of the new lead engagement partner when required by periodic auditor rotation or when otherwise applicable. The Audit Committee is responsible for pre-approving the audit fees and terms associated with the Company’s retention of its independent registered public accounting firm and regularly reviews and pre-approves fees to be paid to PwC.
The Audit Committee has reviewed and discussed with PwC their report and related opinion on the fair presentation of the Company's consolidated financial statements as of and for the year ended December 31, 2017, as well as the effectiveness of the Company's internal control over financial reporting as of December 31, 2017. It also has discussed with PwC the matters required to be discussed by the Statement on Auditing Standards No. 16 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee also has received written disclosures and a letter from PwC regarding its communications with the Audit Committee concerning independence from the Company, pursuant to applicable requirements of the PCAOB, has discussed with PwC the independence of the firm, and has considered all of the above-referenced communications as well as all audit, audit-related and non-audit services provided by PwC.

Table of Contents	Audit Committee Matters

On the basis of the review and discussions referred to above, the Audit Committee has recommended to the Board that the audited consolidated financial statements be included in the 2017 Form 10-K.
The Audit Committee
Robert W. Stein, Chair
Howard L. Carver
Elyse Douglas
Paul J. Reilly

Table of Contents	Audit Committee Matters

Fees of Principal Accountants
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of PricewaterhouseCoopers LLP, our independent registered public accounting firm. The Audit Committee is required to pre-approve all engagements with the independent registered public accounting firm, including both audit services and non-audit services prior to such services being rendered. The Audit Committee has delegated to the Audit Committee Chair the ability to pre-approve non-audit service engagements with the independent registered public accounting firm involving fees of up to $250,000 per engagement. Any non-audit services that are pre-approved by the Chair must then be reported and ratified at the next full Audit Committee meeting.
In approving any non-audit services, the Audit Committee, or its Chair when applicable, considers whether the proposed services are prohibited under current law or regulations. In order to approve the proposed non-audit services, the Audit Committee, or its Chair when applicable, also must be of the opinion that the proposed services, both individually and collectively with all other provided services, will not impair the independence of the independent registered public accounting firm in connection with its audit opinion on the Company’s consolidated financial statements and the effectiveness of internal control over financial reporting. The Audit Committee also receives assurances from the independent registered public accounting firm that the proposed engagement is not a prohibited service under applicable laws and regulations and that the proposed service will not impair the auditors’ independence in connection with its audit opinion on the Company’s consolidated financial statements.
The following table sets forth the aggregate fees for the fiscal years ended December 31, 2017 and 2016:

	2017		2016
Description of Fees[1]	Amounts (in thousands)	Percentage of Services Approved by Audit Committee	Amounts (in thousands)	Percentage of Services Approved by Audit Committee
Audit Fees[2]	$12,359	100%	$12,480	100%
Audit-Related Fees[3]	$2,743	100%	$833	100%
Tax Fees[4]	$104	100%	$409	100%
All Other Fees[5]	$177	100%	$250	100%

1.	The fees include out-of-pocket expenses incurred by PwC and billed to the Company in connection with the respective services of $305,000 and $315,000 for 2017 and 2016.

2.
Audit fees were for professional services rendered for the audit of the Company's consolidated financial statements and effectiveness of its internal controls over financial reporting, as well as those subsidiary and statutory audits directly related to the performance of the consolidated audit.

3.
Audit-related fees were for professional services rendered in connection with control attestation services, benefit plan audits, due diligence services, subsidiary and statutory audits that are not directly related to the performance of the consolidated audit, consultation on accounting and financial reporting matters and other agreed upon procedures.

4.	Tax fees were for professional services rendered in connection with tax planning, including fees for advice services.

5.	All other fees were for professional services rendered in connection with various consulting services.

Table of Contents	Other Matters

INCORPORATION BY REFERENCE
The Compensation Committee Report and the Audit Committee Report (including the reference to the independence and financial expertise of the Audit Committee members), each contained in this proxy, are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by Assurant under the Exchange Act, except to the extent that we specifically incorporate such information by reference into any of these filings.
OTHER MATTERS
The Board knows of no matters to be brought before the Annual Meeting other than those listed in the attached Notice of Annual Meeting, If any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy will vote all proxies given to them in accordance with their best judgment on such matters.
ANNUAL REPORT AND FORM 10-K
The 2017 Annual Report to Stockholders, which includes the 2017 Form 10-K, accompanies this proxy statement.
Without charge, stockholders may obtain a copy of our 2017 Form 10-K containing the audited consolidated financial statements of Assurant for the fiscal year ended December 31, 2017, as filed with the SEC, without the accompanying exhibits, by writing to Investor Relations, Assurant, Inc., 28 Liberty Street, 41st Floor, New York, New York 10005. A list of exhibits is included in the accompanying 2017 Form 10-K, and exhibits are available from Assurant upon payment to Assurant of the cost of furnishing them. Without charge, copies of our 2017 Form 10-K and accompanying exhibits are also available from the “Investor Relations” section of our website at http://ir.assurant.com.

Table of Contents	Stockholder Proposals

STOCKHOLDER PROPOSALS
To be considered for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act for our 2019 annual meeting of stockholders, proposals of stockholders must be received by the Corporate Secretary of Assurant, 28 Liberty Street, 41st Fl., New York, New York 10005, no later than November 26, 2018.
Stockholders intending to present business at our 2019 Annual Meeting, but not intending to have the proposal included in our proxy materials pursuant to Rule 14a-8, must comply with the requirements set forth in our by-laws. To bring business before our 2019 annual meeting, a stockholder must submit written notice complying with the by-laws to the Corporate Secretary of Assurant not less than 90 days nor more than 120 days prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 no sooner than January 10, 2019 and no later than February 9, 2019.
These requirements are separate and distinct from the SEC requirements that a stockholder must meet to have a stockholder proposal included in our proxy statement. For further information on how a stockholder may nominate a candidate to serve as a director, please see page 63.

By Order of the Board of Directors,

Carey S. Roberts
Executive Vice President, Chief
Legal Officer and Secretary
Dated: March 27, 2017

Table of Contents	Appendix A

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES
Assurant uses the following non-GAAP financial measures to analyze the Company’s operating performance in this proxy statement. Because Assurant’s calculation of these measures may differ from similar measures used by other companies, investors should be careful when comparing Assurant’s non-GAAP financial measures to those of other companies.
Operating Return on Equity, excluding AOCI and Reportable Catastrophe Losses. Assurant uses operating return on equity ("Operating ROE"), excluding accumulated other comprehensive income ("AOCI") and reportable catastrophes, as an important measure of the Company’s operating performance. Operating ROE, excluding AOCI and reportable catastrophe losses, equals net operating income (as defined below) for the periods presented divided by average stockholders’ equity, excluding AOCI and reportable catastrophes, for the year-to-date period. The Company believes Operating ROE excluding AOCI and reportable catastrophe losses provides investors a valuable measure of the performance of the Company’s ongoing business, because it excludes the effect of Assurant Health runoff operations, the divested Assurant Employee Benefits business, which was sold on March 1, 2016, and reportable catastrophes, which can be volatile. The calculation also excludes net realized gains (losses) on investments, amortization of deferred gains and gains on disposal of businesses and those events that are highly variable and do not represent the ongoing operations of the Company. The comparable GAAP measure is GAAP return on equity (“GAAP ROE”), defined as net income, for the period presented, divided by average stockholders’ equity for the year

	Twelve Months Ended December 31,
	2017	2016
Annual operating return on average equity, excluding AOCI and reportable catastrophe losses	10.4%	10.5%
Assurant Health runoff operations	0.3%	(1.1)%
Assurant Employee Benefits	—	0.2%
Net realized gains on investments	0.5%	2.9%
Amortization of deferred gains and gains on disposal of businesses	1.7%	7.1%
Impact of the TCJA at enactment	4.5%	—
Expenses related to The Warranty Group acquisition	(0.2)%	—
Change in tax liabilities	0.7%	—
Loss on extinguishment of debt	—	(0.4)%
Reportable catastrophe losses	(4.9)%	(2.8)%
Other adjustments:
Gain related to benefit plan activity	0.3%	0.3%
Gain on sale of buildings	0.1%	—
Amounts related to sale of Assurant Employee Benefits	—	(0.5)%
Post-close contingency liability of previous disposition	(0.3)%	(0.4)%
Intangible asset impairment	—	(0.2)%
Change in fair value of derivative investment	—	0.1%
Change due to effect of including AOCI and other	(0.7)%	(2.6)%
Annual GAAP return on average equity	12.4%	13.1%
Net Operating Income, excluding Reportable Catastrophe Losses. Assurant uses net operating income, excluding reportable catastrophes, as an important measure of the Company’s operating performance. Net operating income (loss) equals net income (loss), excluding Assurant Health runoff operations, Assurant Employee Benefits, net realized gains (losses) on investments, amortization of deferred gains and gains on disposal of businesses and other highly variable or unusual items. Additionally, the calculation for 2017 excludes a one-time estimated benefit related to the enactment of the Tax Cuts and Jobs Act (TCJA) which was signed into law on December 22, 2017. The Company believes net operating income, excluding reportable catastrophes, provides investors a valuable measure of the performance of the Company’s ongoing business because it excludes the effect of reportable catastrophes, which can be volatile. The comparable GAAP measure is net income.
.

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Table of Contents	Appendix A

	Twelve Months Ended December 31,
(dollars in millions)	2017	2016
Net operating income, excluding reportable catastrophe losses	$412.5	$379.3
Assurant Health runoff operations	16.0	(47.3)
Assurant Employee Benefits	—	13.8
Net realized gains on investments	30.1	162.2
Reportable catastrophe losses	(295.7)	(157.4)
Amortization of deferred gains and gains on disposal of businesses	103.9	394.5
Impact of TCJA at enactment	177.0	—
Expenses related to The Warranty Group acquisition	(12.5)	—
Changes in tax liabilities	27.1	—
Loss on extinguishment of debt	—	(23.0)
Other adjustments:
Gain related to benefit plan activity	20.8	22.1
Gain on sale of buildings	5.7	—
Amounts related to sale of Assurant Employee Benefits	—	(26.6)
Post-close contingency liability of previous disposition	(17.4)	(23.0)
Intangible asset impairment	—	(16.7)
Change in fair value of derivative investment	—	4.1
Provision for income taxes	52.1	(116.6)
Net income	$519.6	$565.4
Net Operating Income per Diluted Share, excluding Reportable Catastrophe Losses. Assurant uses net operating income per diluted share, excluding reportable catastrophe losses, as an important measure of the Company’s stockholder value. Net operating income per diluted share, excluding reportable catastrophe losses, equals net operating income (defined above), excluding reportable catastrophe losses, divided by weighted average diluted shares outstanding. The Company believes this measure provides investors a valuable measure of stockholder value because it excludes the effect of reportable catastrophe losses, which can be volatile, and the effect of Assurant Health runoff operations and the divested Assurant Employee Benefits business, which was sold on March 1, 2016. The calculation also excludes net realized gains (losses) on investments, amortization of deferred gains and gains on disposal of businesses and those events that are highly variable and do not represent the ongoing operations of the Company. The comparable GAAP measure would be net income per diluted share, defined as net income divided by weighted average diluted shares outstanding.

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Table of Contents	Appendix A

	Twelve Months Ended December 31,
	2017	2016
Net operating income, excluding reportable catastrophe losses, per diluted share	$7.46	$6.12
Assurant Health runoff operations	0.29	(0.77)
Assurant Employee Benefits	—	0.22
Net realized gains on investments	0.54	2.62
Reportable catastrophe losses	(5.35)	(2.54)
Amortization of deferred gains and gains on disposal of businesses	1.87	6.37
Impact of TCJA at enactment	3.20	—
Expenses related to The Warranty Group acquisition	(0.23)	—
Change in tax liabilities	0.49	—
Loss on extinguishment of debt	—	(0.37)
Other adjustments:
Gain related to benefit plan activity	0.38	0.36
Gain on sale of buildings	0.10	—
Amounts related to sale of Assurant Employee Benefits	—	(0.43)
Post-close contingency liability of previous disposition	(0.31)	(0.37)
Intangible asset impairment	—	(0.27)
Change in fair value of derivative investment	—	0.07
Provision for income taxes	0.95	(1.88)
Net income per diluted share	$9.39	$9.13

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